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                                                                    Exhibit 99.2
                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                             NOVATEL WIRELESS, INC.

                                       AND

               THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO

                                 MARCH 12, 2003
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                          SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made as of March 12, 2003, between NOVATEL WIRELESS, INC. (the "COMPANY"), a corporation organized under the laws of the State of Delaware, and the purchasers listed on the signature pages hereto ("PURCHASERS").

      WHEREAS, the Company wishes to sell to Purchasers up to 6,755 shares of the Company's Series B Convertible Preferred Stock, $0.001 par value (the "SERIES B PREFERRED STOCK"), together with warrants to purchase shares of common stock, on the terms and conditions hereinafter provided; and

      WHEREAS, as an inducement to Purchasers to enter into this Agreement, certain executive officers and directors of the Company (the "PRINCIPAL STOCKHOLDERS") have entered into agreements with Purchasers (the "VOTING AGREEMENTS") pursuant to which, among other things, each Principal Stockholder has agreed to vote all of such Principal Stockholder's shares of the Company's capital stock in favor of the transactions contemplated hereby and has granted Horst Pudwill ("PUDWILL") an irrevocable proxy to so vote its shares; and

      WHEREAS, as a further inducement to Purchasers to enter into this Agreement, certain holders of the Company's Series A Preferred Stock have entered into agreements with Purchasers (the "SERIES A VOTING AGREEMENTS") pursuant to which, among other things, each such holder has agreed to vote all of such holder's of Series A Preferred Stock in favor of certain amendments to the Certificate of Designation of the Series A Preferred Stock and has granted Pudwill an irrevocable proxy to so vote its shares;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the Company and Purchasers agree as follows:

      1. Purchase and Sale of Securities. On the terms and subject to the conditions set forth herein:


                  1.1. The Company agrees to issue and sell to the Purchasers, and Purchasers agree (severally and not jointly) to purchase from the Company (in accordance with the allocation set forth under the heading "Tranche I Amount" on the signature page for each Purchaser) for an aggregate of $1.2 Million, at the First Closing (as defined below), (i) secured subordinated convertible promissory notes in the aggregate principal amount of $1.2 Million in substantially the form of Exhibit A hereto (the "TRANCHE I NOTES"), which shall be convertible into an aggregate Twelve Hundred (1,200) shares of Series B Preferred Stock on the terms and conditions set forth therein (the "TRANCHE I CONVERSION SHARES") and (ii) warrants to purchase an aggregate of 857,143 shares of the Company's common stock, $0.001 par value ("COMMON STOCK") at a price of Seventy Cents ($0.70) per share, in substantially the form of Exhibit B hereto (the "FIRST ISSUANCE WARRANTS"). One half of the First Issuance Warrants shall be allocated proportionately to the Purchasers in accordance with their percentage participation indicated on the signatures pages hereto. The remaining half of the First Issuance Warrants shall be issued to PS Capital LLC.

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                  1.2. The Company understands and acknowledges that, following the Stockholders Meeting (as defined in Section 5.2), the Purchasers intend to purchase, from Sanmina-SCI Corporation ("SANMINA") and Sanmina Canada ULC ("SANMINA ULC") certain of Sanmina's rights (including, without limitation, the right to receive payments from the Company, but excluding Sanmina's and Sanmina ULC's warrants to purchase Company stock) under the Settlement Agreement and Mutual Release, dated January 12, 2002, by and the Company, Sanmina, and Sanmina ULC (as amended, the "SETTLEMENT AGREEMENT"), together with the Security Agreement, dated as of January 12, 2002, between the Company and Sanmina (the "SANMINA SECURITY AGREEMENT"). Such purchase shall be referred to herein as the "SANMINA PURCHASE." Each Purchaser hereby commits to the other Purchasers to contribute its allocable share (in accordance with the allocation set forth under the heading "Sanmina Tranche Percentage" on the signature page for each Purchaser) toward the Sanmina Purchase. The Company hereby consents to the Sanmina Purchase and acknowledges and agrees that, upon the consummation of the Sanmina Purchase, the Company shall no longer have any right to receive any product or inventory in exchange for such payments, and such payments shall be due and payable (pursuant to the terms of the Sanmina Notes described below) unconditionally without any obligation of Sanmina or the Purchasers or any defense or right of set off. Accordingly, at the Sanmina Closing, the Company shall (i) execute and deliver to Sanmina a mutual release of all claims; (ii) execute and deliver to the Purchasers secured promissory notes in the form of Exhibit C hereto in the aggregate principal amount equal to $3,505,000, with a note payable to each Purchaser for the principal amount of such Purchaser's percentage share of the Sanmina Purchase (as shown under the heading "Sanmina Tranche Percentage" on the signature page for such Purchaser) times $3.505 Million (the "SANMINA NOTES"), together with a Security Agreement in the form of Exhibit D hereto securing the obligations under the Sanmina Notes; and (iii) execute and deliver to the Purchasers and Sanmina such other documents as may be requested by the Purchasers to terminate (subject to Sanmina's concurrence and execution of required documents, where necessary) all other obligations arising out the Settlement Agreement other than the payments contemplated by the Sanmina Notes. Shares of Series B Preferred Stock issued as repayment of any portion of the Sanmina Notes are herein referred to as the "SANMINA CONVERSION SHARES." At the Sanmina Closing, Purchaser shall pay to the Company (or, at its election, cause Sanmina to repay to the Company at such time) cash in an amount equal to
(i) the sum of all payments made by the Company to Sanmina under the Settlement Agreement between February 14, 2003 and the Sanmina Closing Date and (ii) amounts paid by the Company under Section 1.9 of the Tranche I Notes to the extent such amounts were used to pay Sanmina and applied toward or reduced the Purchasers' aggregate purchase price paid to Sanmina. Each Purchaser acknowledges and agrees that the Tranche I Notes and the Sanmina Notes shall be pari passu in seniority (including seniority of liens) notwithstanding any previous priority or seniority of Sanmina under the Settlement Agreement and Sanmina Security Agreement. Notwithstanding the foregoing, at the request of the Purchaser Representative, the Company and each Purchaser shall cooperate in order to restructure the transactions at the Sanmina Closing, so long as such restructuring does not cause the Company or any Purchaser to incur any additional liability or obligation or reduce the benefits to the Company or such Purchaser of the Sanmina Purchase. Without limiting the foregoing, such restructuring may include the formation of a partnership or other legal entity by the Purchasers (with ownership in accordance with the percentages indicated on the signature pages hereto)

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which would consummate the Sanmina Purchase and assume from Sanmina all obligations of Sanmina under the Settlement Agreement, provided all obligations and claims of the parties under the Settlement Agreement (other than as set forth in the Sanmina Notes and the Sanmina Security Agreement) shall then be immediately cancelled and waived by the parties at the Sanmina Closing.

                  1.3. The Company agrees to issue and sell to Purchasers, and Purchasers agree (severally and not jointly) to purchase from the Company (in accordance with the allocation set forth under the heading "Tranche III Amount" on the signature page for each Purchaser) for an aggregate of $2.05 Million, at the Third Closing (as defined below), (i) an additional 2,050 shares of Series B Preferred Stock, at a purchase price of One Thousand Dollars ($1,000) per share (the "THIRD ISSUANCE SHARES," and collectively with the Tranche I Conversion Shares and the Sanmina Conversion Shares, the "SHARES"), and (ii) warrants to purchase 1,983,929 shares of Common Stock at an exercise price of Seventy Cents ($0.70) per share, in substantially the form of Exhibit B hereto (the "THIRD ISSUANCE WARRANTS"; and, together with the First Issuance Warrants, the "WARRANTS"). The shares issuable upon exercise of the Warrants are herein referred to as the "WARRANT SHARES." The Series B Preferred Stock shall have the terms designated in the Certificate of Designation of Series B Convertible Preferred Stock attached hereto as Exhibit E hereto (the "CERTIFICATE OF DESIGNATION").

      2. Closing; Deliveries.


                  2.1. First Closing. The closing of the purchase and sale of the Tranche I Notes and First Issuance Warrants (the "FIRST CLOSING") shall occur at the offices of Irell & Manella LLP ("I&M"), 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, as soon as practicable (but not more than five (5) business days) after the satisfaction or waiver of all of the conditions to the First Closing set forth herein, or at such other place and time as the Company and Purchasers may agree. At the First Closing, the Company shall deliver to Purchasers the executed Tranche I Notes, the First Issuance Warrants and an executed Security Agreement in the form of Exhibit F hereto, and Purchasers shall deliver to the Company $1.2 Million (less fees to be paid pursuant to Section 11.2) in immediately available funds. At the First Closing, the parties hereto will also duly execute and deliver the Registration Rights Agreement in the form of Exhibit G hereto (the "REGISTRATION RIGHTS AGREEMENT") and Purchasers shall receive (i) an opinion from Latham & Watkins LLP covering matters described in Exhibit H; (ii) the Voting Agreements in the form of
Exhibit I hereto from certain officers and directors of the Company; (iii) the Series A Voting Agreements in the form of Exhibit J hereto from holders of a majority of the outstanding shares of Series A Preferred Stock and (iv) resolutions of the Board of Directors of the Company authorizing the transactions contemplated hereby, certified by the Company's secretary in form reasonably satisfactory to Purchasers.The date on which the First Closing occurs is hereinafter referred to as the "FIRST CLOSING DATE."

                  2.2. Sanmina Closing. The closing of the Sanmina Purchase (the "SANMINA CLOSING") shall occur at the offices of I&M at a date and time to be agreed upon between the Purchasers and Sanmina (the "SANMINA CLOSING DATE"), the which is expected to be one day following the satisfaction or waiver of all of the conditions to the Sanmina Closing set forth herein. If the Sanmina Closing is not to occur on the first day

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following approval of the Shareholder Proposals the Stockholders Meeting, the
Purchasers shall notify the Company at least two days prior to the anticipated Sanmina Closing Date to allow the Company to effect delivery of executed documents. At the Sanmina Closing, the Company shall execute and deliver to Purchasers and Sanmina the documents described in Section 1.2 above.

                  2.3. Third Closing. The closing of the purchase and sale of the Third Issuance Shares and Third Issuance Warrants (the "THIRD CLOSING") shall occur at the offices of I&M as soon as practicable (but not more than two
(2) business days) after the satisfaction or waiver of all of the conditions to the Third Closing set forth herein, or at such other place and time as the Company and Purchasers may agree. At the Third Closing, the Company shall deliver to Purchasers one or more stock certificates evidencing the Third Issuance Shares and the executed Third Issuance Warrants, in each case registered in the name of the applicable Purchaser, and each Purchaser shall pay to the Company the purchase price for its Third Issuance Shares and Third Issuance Warrants (less fees to be paid pursuant to Section 11.2) by check or wire transfer. At the Third Closing, the parties will also duly execute and deliver the Registration Rights Agreement and Purchasers shall receive (i) an opinion from Latham & Watkins LLP covering matters described in Exhibit K and
(ii) a certificate from an officer of the Company (in form reasonably satisfactory to Purchasers) certifying that the resolutions of the Board of Directors of the Company authorizing the transactions contemplated hereby, as delivered at the First Closing, have not been amended or modified since the First Closing Date and that such resolutions are the only resolutions relating to this Agreement and the transactions contemplated hereby. The date on which the Third Closing occurs is hereinafter referred to as the "THIRD CLOSING DATE."

      3. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchasers as follows (it being agreed that for purposes of the representations and warranties set forth in this Section 3, the term the "COMPANY" shall be deemed to refer to the Company and each of its Subsidiaries on a consolidated basis, except where the context reasonably indicates otherwise):

                  3.1. Organization and Qualification. Except as disclosed on
Schedule 3.1, the Company and each of its Subsidiaries (as defined in Section 3.3) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to conduct its business as currently conducted and (assuming approval by the holders of the Common Stock of the Shareholder Proposals, as defined in Section 5.2, below, and approval by the holders of the Series A Preferred Stock of the Certificate Amendments, as defined in Section 5.7, below) to enter into and to carry out and perform its obligations under the Transaction Documents. For purposes of this Agreement, "TRANSACTION DOCUMENTS" shall include: (a) this Agreement, (b) the Registration Rights Agreement, (c) the Warrants, (d) the Tranche I Notes, (e) the Sanmina Notes, (f) the Security Agreements delivered at the First Closing and Sanmina Closing, (g) the Certificate of Designation, and (h) the Certificate Amendments, as defined in
Section 5.7. Except as set forth on Schedule 3.1, the Company and each of its Subsidiaries is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified or in good standing could reasonably be expected to have a material adverse effect on the business, properties, results of operations, financial condition

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or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL
ADVERSE EFFECT").

                  3.2. Authorized Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (a) Three Hundred Fifty Million (350,000,000) shares of Common Stock, $0.001 par value per share; and
(b) Fifteen Million (15,000,000) shares of Preferred Stock, $0.001 par value per share, Thirty Thousand (30,000) shares of which are designated as Series A Preferred Stock. As of March 4, 2003, there were 6,984,823 shares of Common Stock outstanding and 3,675 shares of Series A Preferred Stock outstanding, and the Company has issued no shares of capital stock since that date other than as may have been issued pursuant to the exercise of then outstanding warrants and options and conversion of Series A Preferred Stock. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved for issuance 1,400,000 shares of Common Stock upon exercise of options granted under its Amended and Restated 2000 Stock Incentive Plan and Amended and Restated 1997 Stock Option Plan (collectively, the "COMPANY OPTION PLANS"). As of March 4, 2003 and the date hereof, there were not outstanding or existing any options, warrants, rights (including conversion or preemptive rights, other than those described in Section 3.6.1) or agreements for the purchase or acquisition from the Company or any Subsidiary of any shares of its capital stock or any securities exercisable for or convertible into shares of its capital stock, except for options described above and warrants described on Schedule 3.2 hereto, which sets forth for each warrant or group of identical warrants (x) the number of shares subject to such warrants, (y) the exercise price thereof as of the date hereof without giving effect to the transactions contemplated under this Agreement and (z) the exercise price thereof after giving effect to the issuance of all Warrants and Shares contemplated hereby (for which purpose it shall be assumed that the Tranche I Notes and the Sanmina Notes are converted in full into Series B Preferred Stock under the terms thereof). Upon consummation of the Third Closing (assuming repayment of the Sanmina Notes entirely in Series B Preferred Stock), Purchasers shall collectively own Series B Preferred Stock convertible into 54.94% of the Fully Diluted Common Shares of the Company. "FULLY DILUTED COMMON SHARES" shall mean the sum of (i) all shares of Common Stock issued and outstanding as of March 4, 2003, (ii) all shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock (as of March 4, 2003) and Series B Preferred Stock (making the aforementioned assumptions regarding the conversion in full of the Tranche I Notes and Sanmina Notes into Series B Preferred Stock under the terms thereof) and (iii) all shares of common stock issuable upon exercise of options and warrants outstanding at March 4, 2003 which, after giving effect to all antidilution adjustments arising out of the transactions contemplated hereby and the issuance of all Shares and Warrants contemplated to be issued hereunder, will have an exercise price less than or equal to $1.05 per share. There are no outstanding obligations of the Company or any Subsidiary to purchase, redeem or otherwise acquire any equity interest therein.

                  3.3. Subsidiaries. Except as set forth in Schedule 3.3, the Company (a) owns no equity securities of any other corporation, limited partnership or similar entity, directly or through any Subsidiary, beneficially or of record and (b) is not, directly or through any Subsidiary, a participant in any joint venture, partnership or similar arrangement. "SUBSIDIARY" means any corporation, joint venture, limited liability company,


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partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers thereof is owned or controlled, directly or indirectly, by the Company.

      3.4. Due Execution, Delivery and Performance of the Agreement; No
Conflict.


                  3.4.1. Subject to (A) approval by the requisite holders of the Common Stock and Series A Preferred Stock, voting together as a single class of
(i) the issuance and sale to Purchasers of the Third Issuance Shares; (ii) the Certificate of Designation; (iii) the Certificate Amendments; and (iv) delivery of Series B Preferred Shares upon conversion or payment of the Tranche I Notes and Sanmina Notes and (B) approval by the requisite holders of Series A Preferred Stock of the Certificate Amendments, the execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors (the "BOARD") has approved the Certificate of Designation and the Certificate Amendments. This Agreement has been, and, when executed and delivered at the First Closing, the Sanmina Closing or the Third Closing (as the case may be), the other Transaction Documents will be, duly executed and delivered by the Company and constitute, or when executed and delivered at the First Closing, the Sanmina Closing or the Third Closing (as the case may be) will constitute, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and
(b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, concepts of materiality; reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought. The Company has delivered to Purchasers executed Voting Agreements from holders of 1,312,479 shares (17.91%) of the Common Stock outstanding and a majority of the Series A Preferred Stock outstanding.

                  3.4.2. The execution, delivery and, subject to obtaining the consents and waivers set forth in Schedule 3.4, performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not, (i) modify (except for modifications deemed to occur by virtue of the waivers and consents given by third parties with respect to the transactions contemplated hereby), breach or constitute grounds for the occurrence or declaration of a default under or give rise to a right to terminate, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, license, indenture, undertaking or other instrument to which the Company or any Subsidiary is a party or by which they or any of their assets may be bound or affected, (ii) violate any provision of law or any regulation or any order, judgment, or decree of any court or other agency of government to which the Company or any Subsidiary is subject, (iii) violate any provision of the Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") or Bylaws of the Company, or (iv) result in the creation or imposition of (or the obligation to create or impose) any material liens, mortgages, pledges, charges, claims or other encumbrances

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(collectively, "LIENS") on any of the Company's or any Subsidiary's properties, other than as may be created as a consequence of the Security Agreement.

      3.5. State Takeover Statutes. The Board has approved the terms of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale and issuance to Purchasers of the Shares, Tranche I Notes, the Sanmina Notes and Warrants pursuant to this Agreement) and such approval constitutes approval of such transactions by the Board under the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"), and constitutes all actions necessary to ensure that the restrictions contained in Section 203 of the DGCL will not apply to any Purchaser or its affiliates in connection with or following such transactions. No other state takeover statute is applicable to the transactions contemplated by this Agreement and the other Transaction Documents.

      3.6. Issuance, Sale and Delivery of the Shares and Warrants.


                  3.6.1. When issued in compliance with all the provisions of this Agreement (including the delivery of payment therefor), the Shares will be validly issued, fully paid and nonassessable, and will be free of any Liens, other than restrictions on transfer under applicable state and/or federal securities laws and any Liens created or imposed by the Purchasers. The sale of the Shares and Warrants is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with, except for participation rights granted to the holders of Series A Preferred Stock in December 2001 and Common Stock issued in September 2002 (which collectively entitle those holders to purchase securities in an amount up to 6.3% of the total number of securities offered hereby, after giving effect to any sales to such holders pursuant to such participation rights). Upon the filing with the Delaware Secretary of State and effectiveness of the Certificate of Designation, the rights, privileges and preferences of the Series B Preferred Stock set forth in the Certificate of Designation will constitute the valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, concepts of materiality; reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought.

                  3.6.2. The shares of Common Stock that are issuable upon conversion of the Series B Preferred Stock or exercise of the Warrants, when so issued and paid for, will be validly issued, fully paid and nonassessable, and will be free of any Liens, other than restrictions on transfer under state and/or federal securities laws and any Liens created or imposed by the Purchasers. Issuance of such shares of Common Stock is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

      3.7. Governmental Consent. No consent, approval or authorization of, or declaration or filing with, any federal, state, local, municipal, foreign or other governmental body or authority ("GOVERNMENTAL AUTHORITY") on the part of the Company or any Subsidiary is required for the execution and delivery of the Transaction Documents or the

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sale of the Shares to Purchasers pursuant to this Agreement, except for the filing of the Certificate of Designation.

      3.8.     SEC Reports; Financial Statements.


                  3.8.1. The Company has filed all forms, reports and documents required to be filed by it with the SEC since and including the filing date of the Registration Statement with respect to the Company's initial public offering (the "SEC REPORTS"). The SEC Reports (x) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  3.8.2. Except as set forth on Schedule 3.8.2 hereto, each of
      (i) the financial statements (including, in each case, any notes thereto) of the Company included in the SEC Reports, (ii) the unaudited consolidated statement of operations for the Company and its Subsidiaries for the year ended December 31, 2002 attached as Schedule 3.8.2(a) hereto and (iii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2002 attached as Schedule 3.8.2(b) hereto (the "UNAUDITED BALANCE SHEET"; and items (i), (ii) and (iii) being collectively referred to herein as the "FINANCIAL STATEMENTS"), was prepared in accordance with GAAP (subject, in the case of unaudited statements, to the absence of footnotes thereto and to normal and recurring year-end adjustments which were not and are not expected to be material in amount) and each fairly presented the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (except as may be indicated in the notes thereto) in all material respects.

                  3.8.3. Except as set forth in Schedule 3.8.3 hereto, as of the date hereof, the Company has no liability or obligation (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the balance sheet under GAAP) other than (a) liabilities and obligations reflected on the Unaudited Balance Sheet, and (b) liabilities or obligations incurred since December 31, 2002 in the ordinary course of business consistent with past practice, none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.8.4. The Company has previously furnished to the Purchaser Representative true, correct and complete copies of all "management" letters issued by the Company's independent auditors since January 1, 2000, and all letters from the Company's outside counsel to its auditors delivered since January 1, 2000 in connection with any audits.

      3.9. Proxy Statement. The Proxy Statement described in Section 5.3, including any amendments or supplements thereto, shall not, at the time filed with the SEC, as of the date mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 5.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the

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statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Purchasers specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

      3.10. Absence of Litigation. Except as set forth on Schedule 3.10 hereto, there is no material claim, action, proceeding or investigation (or collection of similar or related claims, actions, proceedings or investigations which in the aggregate would be material) pending, and, to the knowledge of the Company or its Subsidiaries, there is no material claim, action, proceeding or investigation threatened, against the Company or any Subsidiary, or any director or officer of the Company or any Subsidiary or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. Except as set forth on Schedule 3.10 hereto, neither the Company or any Subsidiary, nor any of their properties or assets, is subject to any order, writ, judgment, injunction, decree, determination or award.

      3.11. Absence of Certain Changes or Events. Except as disclosed in the Company's Form 10-Q dated September 30, 2002 or in subsequent SEC Reports or in
Schedule 3.11, or as specifically contemplated by this Agreement, since September 30, 2002, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had or could reasonably be expected to have a Material Adverse Effect;
(ii) any damage, destruction or loss, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company (for purposes of clarification, other than the accrual of dividends on the Series A Preferred Stock); (iv) any increases by the Company or its Subsidiaries in the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer or director, grants by the Company or any Subsidiary of any severance or termination pay, execution by the Company or any Subsidiary of any contract to make or grant any severance or termination pay, or payments by the Company or any Subsidiary of any bonus, in each case with respect to any such executive officer or director, other than pursuant to pre-existing agreements or arrangements; or (v) entry into any commitment or transaction material to the Company or any Subsidiary (including, without limitation, any material borrowing or sale of assets).

      3.12. Compliance with Laws; Permits. The Company and each of its Subsidiaries has at all times materially complied, and it is currently in material compliance, with all material applicable statutes, rules, regulations and orders of the United States, Canada and all states or provinces in which the Company or any Subsidiary is engaged in business and has obtained all required licenses, permits and other approvals of any Governmental Authority (as defined in Section 3.7).

3.13. Material Contracts. Except as set forth on Schedule 3.13, each of the contracts required to be filed as material contracts as exhibits to the SEC Reports (the "MATERIAL CONTRACTS") (including all amendments, modifications and waivers) (a) has been filed with the SEC, (b) to the knowledge of the Company, has been duly authorized, executed and delivered by the parties thereto, (c) remains in full force and effect to the extent of its terms without any amendment, modification or waiver not reflected in the Material Contracts, (d) to the knowledge of the Company, is binding on the parties thereto in accordance with and to the extent of its terms and applicable laws, and (e) is not subject to, and the Company has not received any written notice threatening or declaring, termination as a result of any alleged uncured breach or default. The Company and each Subsidiary has performed all material obligations required to be performed by it to date under each Material Contract, and neither the Company nor any Subsidiary is in material breach or default under any Material Contract. To the Company's knowledge, without a specific review having been conducted by the Company, no other party to any Material Contract is in material breach or default thereunder or in material violation thereof, and no condition exists that with notice or lapse of time or both would constitute a material violation thereof or a material default thereunder. Without limiting the foregoing, except as set forth on Schedule 3.13, any failure by the Company or any Subsidiary to receive an unqualified opinion of its auditors in connection with its annual audit will not modify, breach or constitute grounds for the occurrence or declaration of a default under or give rise to a right to terminate, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, license, indenture, undertaking or other instrument to which the Company or any Subsidiary is a party or by which it or any of its assets may be bound or affected.

      3.14. Intellectual Property Rights.


                  3.14.1. The Company and its Subsidiaries own or have licenses to use registered copyrights, copyright registration and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, Internet domain names and other intellectual property rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") which are sufficient to carry on the business of the Company and its Subsidiaries as presently conducted, except for Intellectual Property Rights the failure of which to own or have licenses to use would not reasonably be expected to result in a Material Adverse Effect.

                  3.14.2. The operation of the business of the Company and its Subsidiaries does not, and except as identified on Schedule 3.14, neither the Company nor any Subsidiary has received any notice from any person claiming that the business of the Company or any Subsidiary does, infringe or misappropriate the Intellectual Property Rights of any person, violate any export control law or regulation, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under any applicable laws.

                  3.14.3. Except as set forth on Schedule 3.14, to the knowledge of the Company, no person is infringing or misappropriating any Intellectual Property Rights owned or licensed by the Company or any Subsidiary or engaging in other conduct that may diminish or undermine such Intellectual Property Rights, such as the disclosure of Company or Subsidiary confidential information.

                  3.14.4. The Company and its Subsidiaries have taken all reasonable steps to protect their rights in confidential information and trade secrets of the Company and its Subsidiaries or provided by any other person to the Company or a Subsidiary subject to a duty of confidentiality. Without limiting the foregoing, the Company and its Subsidiaries have, and enforce, a policy requiring each of its executive officers and research and development personnel to execute proprietary information, confidentiality and invention and copyright assignment agreements, and all such individuals have executed such an agreement.

            3.15. Certain Matters Regarding Employees. To the knowledge of the Company, no officer or key employee of the Company or any Subsidiary is subject to any contract, agreement, undertaking, commitment or instrument (including any no hire or non-competition agreements) which would impair his or her ability to perform the services on behalf of Company or any Subsidiary contemplated to be performed by such officers or key employee.

            3.16. Tax Matters.

                  3.16.1. The Company and its Subsidiaries (i) have timely filed all material Tax Returns required to be filed by it as of the date hereof, and
(ii) have timely paid, or have made appropriate provision on their balance sheets (in accordance with GAAP) for, all Taxes due or (to the Company's knowledge) claimed to be due from it by any taxing authority with respect to any liability for Taxes except where such failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. All Tax Returns described in clause (i) are complete and accurate in all material respects. With respect to periods commencing on or after December 31, 2002, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes which could reasonably be expected to have a Material Adverse Effect other than (i) as reflected on the audited balance sheet of the Company as of December 31, 2001 contained in the Financial Statements (the "AUDITED BALANCE SHEET") or the Unaudited Balance Sheet, or (ii) federal and state income taxes payable on the Company's income after December 31, 2002. There are no material Liens with respect to Taxes upon any of the Company's or any Subsidiary's properties or assets, except for current Taxes not yet due.

                  3.16.2. To the Company's knowledge, none of the Tax Returns of the Company or its Subsidiaries have been or are currently being audited or examined by the Internal Revenue Service. Except to the extent reserved for in the Audited Balance Sheet, no material issue of which the Company or any of its Subsidiaries has received written notice has been raised by a taxing authority in any audit or examination which reasonably could be expected to result in a proposed deficiency, penalty or interest for any other period, which could reasonably be expected to have a Material Adverse Effect on the Company.

                  3.16.3. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or any of its Subsidiaries.

                  3.16.4. Neither Company nor any Subsidiary is involved in or subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, state, local or foreign income tax purposes.

                  3.16.5. All material elections with respect to Taxes affecting the Company or any of its Subsidiaries as of the date hereof are set forth in
Schedule 3.16. No consent to the application of section 341(f)(2) of the Code (as defined below) has been filed with respect to any property or assets held, acquired, or to be acquired by the Company or any of its Subsidiaries.

                  3.16.6. There are no tax sharing agreements or similar arrangements with respect to or involving the Company or any of its Subsidiaries.

                  3.16.7. Neither the Company nor any Subsidiary was included, nor are any of them includible, in any consolidated or unitary Tax Return with any corporation other than such a return of which the Company is the common parent corporation.

                  3.16.8. Neither the Company nor any Subsidiary has agreed to, and they are not required to, make any material adjustment under section 481(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

                  3.16.9. Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement or arrangement covering any current or former employee or consultant of the Company or its Subsidiaries that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code, except as set forth on Schedule 3.16.9.

                  3.16.10. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  "TAX" or "TAXES", as the context may require, include: (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority responsible for the imposition of any such Tax; or (ii) any liability of a person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg.
Section 1.1502-6 or comparable provisions of any Governmental Authority (as defined in Section 3.7) in respect of a consolidated or combined return.

                  "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any taxing authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law relating to any Tax.

            3.17. Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its material owned properties and assets and such properties and assets are not subject to any Liens, except for (a) Liens under the Loan and Security Agreement dated November 29, 2001, as amended, with Silicon Valley Bank, Commercial Finance Division and Liens under the Security Agreement dated January 12, 2002 with Sanmina, (b) immaterial Liens which arise in the ordinary course of business (including without limitation Liens from current taxes not yet due and payable), and (c) Liens which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or its material properties. All material leases, subleases, conditional sale contracts and other agreements pursuant to which the Company leases or otherwise uses real or personal property (collectively, "LEASES") are in good standing and are valid and effective in accordance with their respective terms. The Company has performed its obligations in all material respects to date under all such Leases.

            3.18. Employee Benefit Plans. Except as listed in Schedule 3.18, neither the Company nor any Subsidiary maintains, sponsors, or contributes to any plan, program or arrangement (other than a "Foreign Plan" as defined below) that is (a) an "employee welfare benefit plan," as that term is defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) any other plan, arrangement or policy of the Company (whether written or oral) providing for insurance coverage (including self-insured arrangements), disability benefits, supplemental unemployment benefits, or for deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or (c) a "pension plan" within the meaning of Section 3(2) of ERISA (a "PLAN"). No member (other than the Company) of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA now or ever has maintained, sponsored or been obligated to contribute to any "employee benefit plan" within the meaning of Section 3(3) of ERISA, other than a Foreign Plan. Each Plan has been operated substantially in accordance with its terms, ERISA, the Code and other applicable law. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service. Neither the Company nor any Subsidiary has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including, but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any fiduciary duty under ERISA. None of the Plans provides or has provided post-retirement medical or health benefits. None of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code. Neither the Company nor any of its Subsidiaries is or ever has been a party to any collective bargaining agreement. Except as disclosed on Schedule 3.18, neither the Company nor any of its Subsidiaries has announced or otherwise made any commitment to create or amend any Plan, and neither the Company nor any of its Subsidiaries has announced or otherwise made any commitment to begin contributing to any pension plan subject to Title IV of ERISA, or to any "multiemployer plan" within the meaning of Section 3(37) of ERISA.. All contributions required to be made to any Plan under the terms of such Plan or under ERISA or the Code have been timely made. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in Section 4980D(a) of the Code, has complied in all material respects. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements. Except as disclosed on Schedule 3.18, the execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of the Company to any Plan, or any present or former employee of the Company, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (iii) except as otherwise expressly contemplated by this Agreement, accelerate the time of payment or vesting, or increase the amount, of compensation due to any present or former employee, officer, director, stockholder, contractor, or consultant of the Company. Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of the Company, threatened, investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company or any subsidiary of any as the employer or sponsor under any Plan, with any of the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Company, any participant in or beneficiary of any Plan. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy. With respect to each employee benefit plan, program, and other arrangement providing compensation or benefits to any employee or former employee of the Company or any Subsidiary thereof, which plan, program or arrangement is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (a "FOREIGN PLAN"): (A) the Foreign Plan has been maintained in all material respects in accordance with applicable law, (B) if intended to qualify for special tax treatment, the Foreign Plan satisfies the requirements for such treatment, and (C) the Foreign Plan is funded and/or book reserved to the extent required by applicable law.

            3.19. Existing Indebtedness; Existing Liens; Investments; Etc.

            (a) Schedule 3.19 sets forth a true, correct and complete list or schedule, and describe, as of the date or dates indicated therein, as applicable:

                  (i) all material indebtedness of the Company and its Subsidiaries on a consolidated and consolidating basis (collectively, "EXISTING INDEBTEDNESS") as of the date hereof;

                  (ii) all material Liens as of a recent practicable date in respect of any assets of the Company or its Subsidiaries (collectively, "EXISTING LIENS"), showing, as to each such Lien, the name of the grantor and secured party, the indebtedness secured thereby, the name of the debtor (if different from the grantor) and the assets or other property covered by such Lien;

                  (iii) all material investments of the Company and its Subsidiaries as of the date hereof; and

                  (iv) a payables aging schedule for the Company and its Subsidiaries as of a recent practicable date.

            (b) All principal, interest and other amounts owing under the obligations secured by the liens described in the UCC-1 filings by Cupertino National Bank, Venture Banking Group has been paid in full, and all such liens have been cancelled.

            3.20. Accounts Receivable. Schedule 3.20 sets forth a receivables aging schedule for the Company and its Subsidiaries as of a recent practicable date. All accounts receivable of the Company and its Subsidiaries (a) to the Company's knowledge, are legal, valid and binding obligations of the persons shown on the books of the Company or such Subsidiary as the respective account debtors with respect thereto, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, concepts of materiality; reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought, (b) arose out of bona fide sales actually made or services actually performed on or prior to such date in the ordinary course of business, (c) are not subject to any discount, rebate, offset, return privilege or claim outside of the ordinary course of business (and are reflected in the reserves established on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP) and (d) to the best knowledge of the Company, are valid and collectible in the ordinary course of business. Except as set forth on Schedule 3.20, no customer has indicated an unwillingness or an inability to pay any amount included in the accounts receivables of the Company or any of its Subsidiaries.

            3.21. Customers. Schedule 3.21 lists the names and addresses of the six (6) most significant customers (by revenue) of the Company and its Subsidiaries for the year ended December 31, 2002, and the amount and percentage of total revenues accounted for by each such customer during each such period. Except for the bankruptcy filing of Metricom, Inc., which is disclosed in the Company's SEC Reports, neither the Company nor any Subsidiary has received any notice or otherwise have knowledge that any of such six significant customers has ceased, or will cease, to use the products or services of the Company or its Subsidiaries, or has materially reduced, or will materially reduce, the use of such products or services at any time.

            3.22. Suppliers. Schedule 3.22 lists the three (3) largest suppliers of any products or services to the Company and its Subsidiaries during the year ended December 31, 2002, and the amount of purchases made by the Company or any Subsidiary from each supplier during such period. Except for the arrangements with Sanmina and Sanmina ULC pursuant to the Settlement Agreement and related Sanmina Security Agreement, no material purchase order, commitment or other obligation of the Company or any Subsidiary to take delivery is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. Except in connection with the Settlement Agreement and related Sanmina Security Agreement, neither the Company nor any Subsidiary has any obligation to any supplier with respect such supplier's work in process or inventory, and no such obligation would arise as a result of any termination of any contract or purchase order.

            3.23. Business Relationships. There is no threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Company or its Subsidiaries, on the one hand, and any customer or group of customers whose purchases, individually or in the aggregate, are material to the business of the Company or any Subsidiary, or with any material suppliers, on the other hand, and to the Company's knowledge there exists no present condition or state of facts or circumstances with respect to any such business relationship which could materially and adversely affect the Company or its Subsidiaries or prevent the Company or its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has been heretofore been conducted.

            3.24. Business Plan. The Company has delivered to the Purchaser Representative a true and correct copy of its business plan for the year 2003 (the "BUSINESS PLAN"). The information contained in the Business Plan (including without limitation the projections) has been prepared by Company and its representatives in good faith based upon assumptions believed by the management of Company and its Subsidiaries to be reasonable at the time of such preparation and as of the date hereof (excluding any analysis of the transactions contemplated hereby, including Purchasers' acquisition of the obligations owed to Sanmina), which constitute all assumptions reasonably necessary and prudent in making such projections.

            3.25. Employment Agreements. Schedule 3.25 sets forth a true, correct and complete list of all material employment agreements and golden parachute agreements to which the Company or any of its Subsidiaries is a party, both with respect to current employees and officers and (to the extent any obligations remain outstanding thereunder) former officers and employees. The Company has previously delivered to the Purchaser Representative (or made available to FTI Consulting) true, correct and complete copies of all such agreements, including all amendments thereto. Each such agreement is in writing, and to the Company's knowledge is a valid and binding agreement enforceable against the respective parties thereto in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally and (ii) the effect of general principles of equity (whether enforcement is considered in a proceeding in equity or at law), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought. To the knowledge of the Company, no party to any such agreement is in breach of, or in default with respect to, any of its obligations thereunder, nor is the Company or any of its Subsidiaries aware of any facts or circumstances which might reasonably be expected to result in any breach or default thereunder.

            3.26. Transactions with Affiliated Persons.

                  3.26.1. Since December 31, 2001, except as set forth on
Schedule 3.26, neither the Company nor any of its Subsidiaries has at any time, directly or indirectly, purchased, leased or otherwise acquired any material property or obtained any material services from, or sold, leased or otherwise disposed of any material property or furnished any material services to (except in each case with respect to remuneration for services rendered as a director, officer, consultant or employee of the Company or any of its Subsidiaries), in the ordinary course of business or otherwise, any officer, director, employee, stockholder, any family member of any officer, director, employee, stockholder or any other person (other than the Company and its Subsidiaries) that, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with the Company, any of its Subsidiaries or any officer, director, employee, stockholder or any family member of any officer, director, employee or stockholder (the preceding persons listed in this sentence being referred to herein collectively as "AFFILIATED PERSONS" and individually as an "AFFILIATED PERSON").

                  3.26.2. Except as set forth in Item 13 of the Company's Form 10-K/A for the year ended December 31, 2001, or in subsequent SEC Reports, neither the Company nor any of its Subsidiaries is indebted, directly or indirectly, to any Affiliated Person, in a material amount; and no Affiliated Person is indebted in a material amount to the Company or any of its Subsidiaries (except for advances for travel expenses to employees in the ordinary course of business) or has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship. To the Company's knowledge, no such Affiliated Person is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries (other than bona fide employment agreements).

            3.27. Listing of Common Stock. All shares of Common Stock issuable upon conversion of the Shares or exercise of the Warrants will be listed for trading on Nasdaq National Market or Nasdaq SmallCap Market, effective on and as of the Third Closing Date. Except as disclosed in the SEC Reports, as of the date hereof, the Company is, and as of each of the First Closing Date and the Third Closing Date will be, in compliance with all applicable Nasdaq SmallCap Market continued listing standards and requirements, other than the $1.00 minimum bid requirement.

            3.28. Full Disclosure. There is no fact known to the Company relating to the Company or its Subsidiaries (other than facts related to general economic conditions) which the Company has not disclosed to the Purchasers herein, in the SEC Reports, in the Schedules hereto or in the Financial Statements which the Company in good faith believes either materially adversely affects, or could reasonably be expected to materially adversely affect, the properties, business, operations, affairs, earnings, assets, liabilities or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under this Agreement or any document contemplated hereby.

            3.29. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Company or any Affiliated Person who might be entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement and each of the other Transaction Documents.

            3.30. No General Solicitation or General Advertising. In the case of each issuance of securities, including, without limitation, the Shares, Warrants, Tranche I Notes and Sanmina Notes, pursuant to the terms of this Agreement, no form of general solicitation or general advertising was used by the Company or its representatives, including without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

      4. Representations and Warranties of Purchasers. Each of the Purchasers, individually and not jointly, represents and warrants that:

            4.1. Authorization. Such Purchaser has full power and authority to enter into and to perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Purchaser and constitutes a valid and legally binding obligation of such Purchaser.

            4.2. Investment Representations. Such Purchaser is acquiring and will acquire the securities pursuant to this Agreement for such Purchaser's own account, for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof in violation of federal or state securities laws.

            4.3. Investment Experience: Access to Information. Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of this investment, has the ability to bear the economic risks of this investment, has been furnished with copies of and has read the SEC Reports, was not organized or reorganized for the specific purpose of acquiring the securities pursuant to this Agreement; and (b) has been afforded the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, to the extent the Company has or could have acquired such information without unreasonable effort or expense, all as necessary for such Purchaser to make an informed investment decision with respect to purchasing the securities pursuant to this Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of such Purchaser to rely thereon.

            4.4. No General Solicitation or General Advertising. In the case of each issuance of securities, including, without limitation, the Shares, Warrants, the Tranche I Notes and the Sanmina Notes, pursuant to the terms of this Agreement, no form of general solicitation or general advertising was used by any Purchaser or its representatives, including without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            4.5. Absence of Registration. Such Purchaser understands that:

                  4.5.1. The securities to be sold and issued hereunder (and all securities to be issued on conversion or exercise thereof) are unregistered and may be required to be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

                  4.5.2. Except as provided in the Registration Rights Agreement, the Company is under no obligation to file a registration statement with the SEC with respect to the securities acquired pursuant to this Agreement or the securities to be issued on conversion or exercise thereof.

            4.6. Restrictions on Transfer. Such Purchaser agrees that (a) it will not offer, sell, pledge, hypothecate, or otherwise dispose of the securities to acquired pursuant to this Agreement other than to its "affiliates" unless such offer, sale, pledge, hypothecation or other disposition is (i) registered under the Securities Act, or (ii) to the extent that such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act, and (b) the securities acquired pursuant to this Agreement (and all securities acquired on the conversion or exercise thereof) shall bear a legend stating in substance:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR TO THE EXTENT THAT REGISTRATION OR QUALIFICATION IS NOT REQUIRED UNDER SUCH ACT OR UNDER APPLICABLE STATE LAWS OR (B) PURSUANT TO AN EXEMPTION THEREFROM UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS WITH RESPECT TO WHICH THE COMPANY MAY, UPON REQUEST, REQUIRE A SATISFACTORY OPINION OF COUNSEL FOR THE PURCHASER THAT SUCH TRANSFER IS EXEMPT FROM THE REQUIREMENTS OF THE ACT.

            4.7. Proxy Statement. All information included in the Proxy Statement (as defined in Section 5.3) furnished by such Purchaser will not, at the date of mailing of the Proxy Statement to the stockholders of the Company, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which made, not misleading.

            4.8. Registration Required. Such Purchaser hereby covenants with the Company not to make any sale of the Shares, Common Stock and Warrant Shares without complying with the provisions hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Purchaser is selling such Shares, Common Stock or Warrant Shares in a transaction not subject to the prospectus delivery requirement). Such Purchaser acknowledges that as set forth in, and subject to the provisions of, the Registration Rights Agreement, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the any prospectus forming a part of the registration statement required to be filed pursuant to the terms of the Registration Rights Agreement until such time as an amendment to the registration statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus.

            4.9. No Tax or Legal Advice. Such Purchaser understands that nothing in the Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares, Common Stock and Warrant Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares, Common Stock and Warrant Shares.

            4.10. International Actions. Such Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, Common Stock and Warrant Shares, or possession or distribution of offering materials in connection with the issuance of the Shares, Common Stock and Warrant Shares, in any jurisdiction outside the United States. If such Purchaser is located outside the United States, it has or will take all actions necessary for any resale of the Shares, Common Stock and Warrant Shares by such Purchaser to comply with all applicable laws and regulations in each foreign jurisdiction in which it offers, sells or delivers Shares, Common Stock and Warrant Shares or distributes any offering material, in all cases at its own expense.

            4.11. Brokers or Finders. The Company has not and will not incur, directly or indirectly, as a result of any action taken by any Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

      5. Covenants of the Company. The Company hereby covenants and agrees with Purchasers as follows:

            5.1. Access; Reports. At all times through the Third Closing, the Company will permit Purchaser Representative and its authorized representatives, full access at reasonable times, during normal business hours, to all of the books, records, personnel and properties of the Company and its Subsidiaries, wherever located, for the purpose of conducting its due diligence review of the Company. No investigation will affect or limit the scope of any of the representations, warranties, covenants and indemnities of the other in this Agreement or in any Transaction Document or limit liability for any breach of any of the foregoing. The Company shall (i) at the request of Purchaser Representative, at reasonable times, meet with and/or report to the Purchaser Representative regarding material operational matters and financial matters (including monthly unaudited financial information); (ii) promptly and regularly notify the Purchaser Representative of any change in the normal course of operation of its business or its properties and of any material development in the business, properties, or operations of the Company (including without limitation any Material Adverse Effect or any governmental or third party claims, complaints, investigations or hearings, or communications indicating that the same may be forthcoming or contemplated).

            5.2. Stockholders Meeting. The Company shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of the issuance and sale to Purchasers of the Third Issuance Shares and Third Issuance Warrants (and the conversion of the Tranche I Notes in connection therewith and the repayment of the Sanmina Notes with Series B Preferred Stock) and the election of directors pursuant to this Agreement (the "STOCKHOLDERS MEETING"). The proxy materials relating to such meeting shall contain the recommendation of the Board (which shall be a unanimous recommendation of the disinterested directors) that the stockholders approve (x) the issuance and sale to Purchasers of the Third Issuance Shares, Third Issuance Warrants and Purchasers' acquisition of the Tranche I Conversion Shares and Sanmina Conversion Shares on conversion of the Tranche I Notes and repayment of the Sanmina Notes (collectively, the "PURCHASER ACQUISITIONS") and (y) the Certificate Amendments (collectively, the "SHAREHOLDER PROPOSALS").

            5.3. Proxy Statement. As promptly as practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a Proxy Statement in connection with the transactions contemplated hereby (the "PROXY STATEMENT"), and the Company shall respond promptly to any comments of the SEC or its staff with respect thereto. The Company will afford Purchasers a reasonable opportunity to review and comment on the proposed form of Proxy Statement prior to its filing with the SEC. Purchasers shall promptly furnish to the Company all information concerning Purchasers as may be required or reasonably requested in connection with any action contemplated by this Section
5.3. The Company shall (a) notify the Purchaser Representative promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and (b) supply the Purchaser Representative with copies of all correspondence with the SEC or its staff with respect to the Proxy Statement. Whenever any event occurs that should be set forth in an amendment or supplement to the Proxy Statement, Purchasers or the Company, as the case may be, shall promptly inform the other of such occurrence and shall cooperate in filing with the SEC or its staff, and, if appropriate, mailing to stockholders of the Company, such amendment or supplement.

            5.4. Conduct of Business. From the date hereof through the Third Closing (or, if the Third Closing does not occur, until all principal and interest under the Tranche I Notes and Sanmina Notes (if issued) are repaid in full under their terms), the Company shall and shall cause each of its Subsidiaries to, except as contemplated by this Agreement, or as consented to by the Purchaser Representative in writing, operate its businesses in the ordinary course of business and in accordance with past practice, consistent with the Business Plan, and not take any action inconsistent with this Agreement. Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement, the Business Plan, or as consented to by the Purchaser Representative in writing, the Company shall not and shall cause each of its Subsidiaries not to:

                  (a) change or amend the Certificate of Incorporation or Bylaws of the Company;

                  (b) enter into, extend, materially modify, terminate or renew any Material Contract, except in the ordinary course of business;

                  (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets, or any interests therein, except in the ordinary course of business;

                  (d) make new commitments for capital expenditures in excess of either Fifty Thousand Dollars ($50,000) in any one quarter or One Hundred Thousand Dollars ($100,000) during 2003;

                  (e) take any action with respect to the grant of any bonus, severance or termination pay or with respect to any increase of benefits payable (including the grant of stock options) under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or benefits of any executive officer except in the ordinary course of business consistent with past practice or pay any benefit not required by any existing agreement with any employee or former employee or employee or by any existing benefit plan or policy;

                  (f) take any action with respect to the hiring of additional executive officers or the termination or replacement existing executive officers;

                  (g) subject to Section 5.5, acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

                  (h) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock (for purposes of clarification, other than the accrual of dividends on the Series A Preferred Stock);

                  (i) take any action to effect any stock dividend, split-up, recapitalization, combination, conversion, exchange of shares or other similar change in the corporate or capital structure of the Company;

                  (j) fail to comply in all material respects with all legal requirements applicable to it, its assets and its business;

                  (k) intentionally do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect;

                  (l) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock, other than the following: (i) issuance of shares in connection with the consummation of a Superior Proposal (as defined in Section 5.5.3), (ii) issuance of shares to employees, consultants and directors of the Company pursuant to stock options existing as of the date hereof, and
      (iii) repurchases of shares from employees or consultants as may be required by existing agreements in connection with the termination of their employment or consultancy with the Company;

                  (m) enter into any transaction or arrangement described in
      Section 3.26;

                  (n) fail to use its commercially reasonable efforts to (i) retain its key employees and (ii) maintain existing relationships with material suppliers, customers and others having business dealings with it and (iii) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Third Closing Date;

                  (o) other than as permitted by the current Loan Agreement with Silicon Valley Bank, incur any indebtedness for borrowed money or modify the terms of any existing indebtedness;

                  (p) Modify the Business Plan in any material respect;

                  (q) become a guarantor or surety of any indebtedness of any other person; or

                  (r) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 5.4.

            5.5. No Solicitation.

                  5.5.1. Subject to Section 5.5.3 and the fiduciary duties to which the Board is subject under Delaware Law, prior to the Third Closing, the Company shall not, and the Company shall cause its Affiliated Persons and the respective officers, directors, employees, investment bankers, attorneys, accountants and other representatives and agents (collectively, "REPRESENTATIVES") of the Company and its Affiliated Persons not to, directly or indirectly, initiate, solicit, encourage or participate in negotiations or discussions relating to, or provide any information to any person concerning, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Transaction Proposal (as defined below), or any inquiry with respect thereto, or agree to approve or recommend any Transaction Proposal. The Company shall, and shall cause its Affiliated Persons and the respective Representatives of the Company and its Affiliated Persons to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any of the foregoing.

                  5.5.2. For purposes of this Agreement, "TRANSACTION PROPOSAL" shall mean any proposal (other than any proposal by Purchasers or their affiliates) regarding (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving the Company or a Subsidiary of the Company; (ii) any sale, lease, exchange, transfer or other disposition of more than twenty percent (20%) of the assets of the Company or any Subsidiary of the Company; (iii) any acquisition of a substantial equity interest in the Company or any equity interest in any of its Subsidiaries (with "substantial equity interest" meaning (a) in the case of an institutional investor acquiring such interest for investment purposes only, equity interests representing at least 20% of the Company's outstanding capital stock (by voting power or otherwise) prior to such investment and (b) in any other case, at least 10% of the Company's outstanding capital stock (by voting power or otherwise) prior to such investment); (iv) any offer to purchase (whether from the Company or otherwise), tender offer, exchange offer or similar transaction involving the capital stock of the Company or any Subsidiary of the Company; and (v) a liquidation or dissolution of the Company.

                  5.5.3. Notwithstanding anything to the contrary contained in this Section 5.5 or elsewhere in this Agreement, the Company may, in response to an unsolicited bona fide Transaction Proposal from an unaffiliated third party, participate in discussions or negotiations with or furnish information to the third party making such Transaction Proposal, if all of the following events have occurred: (a) such third party has made a written proposal to the Board of the Company to consummate a Transaction Proposal, which proposal identifies a price to be paid for the capital stock or assets of the Company that the Board reasonably has determined, if such transaction is consummated, would be financially more favorable to the stockholders of the Company than the transactions contemplated under this Agreement (a "SUPERIOR PROPOSAL"); (b) the Board reasonably has determined that such third party is financially capable of consummating such Superior Proposal and that such Superior Proposal is at least as likely to be consummated, and is not subject to materially greater conditions, than the transactions contemplated by this Agreement; (c) the Board shall have reasonably determined, after consultation with its outside legal counsel, that the failure to participate in discussions or negotiations with or furnish information to such third party would result in a substantial risk of liability for a breach of the fiduciary duties of the members of such Board under applicable Delaware law; and (d) the Purchaser Representative shall have been notified in writing of such Transaction Proposal, including its principal financial and other material terms and conditions, including the identity of the person and its affiliates (if relevant) making such Transaction Proposal.

      Notwithstanding the foregoing, the Company shall not provide any non-public information to such third party unless (a) it has prior to the date thereof provided such information to the Purchaser Representative, and (b) it has provided such non-public information pursuant to a non-disclosure agreement with terms which are at least as restrictive as the Nondisclosure Agreement dated February 3, 2003, heretofore entered into between the Company and PS Capital LLC. In addition to the foregoing, the Company shall not accept or enter into any agreement concerning a Superior Proposal nor issue any securities or agree to pay a termination or break-up fee in connection with a Superior Proposal for a period of not less than 36 hours after Purchasers' receipt of the notification in clause (d) of the preceding paragraph, and the Company will afford Purchasers an opportunity to discuss with the Company what, if any, response Purchasers may desire to make with to such Transaction Proposal. If the Company intends to accept such Superior Proposal, the Company shall first offer to the Purchasers in writing the right to enter into a transaction with the Company on substantially equivalent terms and conditions, which offer shall clearly set forth the terms thereof, and Purchasers shall then be entitled to 5 business days to determine whether to accept such offer. Upon the occurrence of all of the events in the preceding paragraph and this paragraph, and if the Purchasers have not elected within the required 5 day period to accept the offer described in the preceding sentence, the Company shall be entitled to (1) change its recommendations concerning the Purchaser Acquisitions, (2) accept such Superior Proposal, and (3) enter into an agreement with such third party concerning a Superior Proposal provided that the Company shall immediately make payment in full of the expenses provided for in Section 11.2. Company will promptly communicate to Purchasers the principal terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such Transaction Proposal, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it regarding a Transaction Proposal.

            5.6. Additional Issuances.

                  5.6.1. At any time after the Third Closing, in the event the Company shall issue (an "ADDITIONAL ISSUANCE") any capital stock, including securities of any type that are, or may become, convertible into or exercisable or exchangeable for capital stock of the Company (the "ADDITIONAL SECURITIES"), each Purchaser shall have the right to subscribe for and to purchase that number of Additional Securities such that such Purchaser holds the same percentage of the Company's outstanding capital stock immediately prior to and immediately following the Additional Issuance (the "PRO RATA SHARE"); provided, however, that this Section 5.6 shall not apply to shares issued:

                        (a) to employees, officers or directors of, or consultants or advisors to the Company or any Subsidiary, pursuant to stock purchase, Company Option Plans, other option plans or arrangements approved by the Board;

                        (b) pursuant to any options, warrants, conversion rights or other rights or agreements outstanding as of the date of this Agreement or pursuant to the conversion of the shares of Series B Preferred Stock contemplated to be issued pursuant to this Agreement;

                        (c) in connection with any stock split, stock dividend or recapitalization by the Company;

                        (d) pursuant to a Superior Proposal if this Agreement is terminated in connection therewith; or

                        (e) in any Additional Issuance that reduces the Purchaser's equity percentage by less than 10% of its holdings, so long as at the time of an Additional Issuance which either solely or considered together with prior Additional Issuances that reduced the Purchaser's equity percentage by less than 10% is an Additional Issuance of greater than 10%, the Purchaser has the right to purchase common stock in order to retain the percentage ownership it had at the time of the first Additional Issuance which did not exceed 10%.

                  5.6.2. If the Company proposes an Additional Issuance, the Company shall, at least fifteen (15) business days prior to the proposed closing date of such issuance, give written notice to the Purchaser Representative and offer to sell to each Purchaser its Pro Rata Share of the Additional Securities at the lowest price per share, and otherwise on the same terms and conditions (or, if the nature of the transaction involves an exchange of assets or securities which cannot be delivered by each Purchaser, then for cash on the same economic terms), offered to other investors. Such notice shall describe the type of Additional Securities which the Company is offering to each Purchaser, the price of the Additional Securities and the general terms upon which the Company will issue same. Each

Purchaser shall have five (5) business days from the date of mailing of any such notice to agree to purchase its Pro Rata Share of such Additional Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of Additional Securities to be purchased. Sale and issuance of the Additional Securities which Purchaser has elected to purchase shall be effected concurrently with the closing of the issuance of securities which gave rise to Purchaser's right to buy such securities, but only after compliance with all governmental regulations.

            5.7. Amendments of Charter Documents. The Company shall take all necessary action to amend the Certificate of Incorporation so as to amend and restate the certificate of designation of its Series A Preferred Stock in the form set forth as Exhibit K (the "CERTIFICATE AMENDMENTS"). The Company shall use reasonable efforts take all steps reasonably necessary to effect any other amendment of the Certificate of Incorporation and Bylaws (subject, where necessary, to obtaining stockholder consent) to implement the rights and obligations of the parties contained herein to the extent necessary or appropriate under Delaware law.

            5.8. Issuance of Additional Shares of Series B Preferred Stock. The Company shall not issue any shares of Series B Preferred Stock in excess of the number of shares to be issued pursuant to this Agreement, including the shares issuable pursuant to rights of participation disclosed in Section 3.6.1 hereof, unless the Company obtains the prior written consent of Purchasers holding a majority of the shares of Common Stock issuable upon exercise or conversion of the securities. Without limitation of any other remedies, the Purchasers shall be entitled to injunctive relief to prevent any issuance prohibited by this Section.

      6. Additional Covenants of the Parties.

            6.1. Conditions to the First Closing, Sanmina Closing and Third Closing. The Company and each Purchaser, severally and not jointly, agree to use their respective commercially reasonable best efforts to ensure that the conditions set forth in Sections 7, 8 and 9 are satisfied, insofar as such matters are within their respective control. In that regard, each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any government or regulatory authority or person required in connection with the transactions contemplated under this Agreement); provided, however, that Purchasers shall not be obligated to consent to any payment by the Company (or any modification of any contract) requested in connection with the delivery of any consent, and no party shall be obligated to make a payment of money as a condition to obtaining any such consent or approval.

            6.2. Nominees. The Company shall cause the Board of Directors of the Company and any nominating committee thereof (subject to its fiduciary duties) to take such steps as are necessary to nominate for election at the next two annual meetings of the Company's shareholders individuals to be designated by the Purchaser Representative (up to a maximum of 4 directors, subject to a proportionate increase if the size of the Board is increased above 7 members), provided that such obligation shall expire in the event this Agreement is terminated prior to the Third Closing.

            6.3. Board Observation. In addition to, and without limiting the generality of, Section 6.2 above, from the date hereof until the consummation of the Third Closing (or the termination of this Agreement), the Company shall permit one designee of Purchaser Representative to, attend, but not vote on any proposals at, all meetings (including in person and telephonic meetings) of the Company's Board and all committees thereof. The Company shall provide Purchaser Representative and it's designee with copies of all notices of such meetings sent to the Company's directors as well as copies of all materials distributed to the Company's directors in connection with such meetings (which may be sent via facsimile or e-mail) at the same time such notices and materials are provided to members of the board.

            6.4. Transaction Documents. At each Closing, each party shall, and shall cause each of its affiliates to, execute and deliver to the other party the Transaction Documents that are to be delivered at the such Closing.

            6.5. Regulatory Approval. The Company and each Purchaser shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Authority with respect to the transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Authority. Each of the Company and each Purchaser shall
(A) give the other parties hereto prompt notice of the commencement of any action, suit, litigation, arbitration, preceding or investigation ("LEGAL PROCEEDING") by or before any Governmental Authority with respect to the transactions contemplated by this Agreement and (B) keep the other party informed as to the status of any such Legal Proceeding.

            6.6. Disclosure; Public Announcements. At all times at or before the Third Closing, no party hereto will issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other party hereto, which consent shall not be unreasonably withheld. If either party hereto is unable to obtain, after reasonable effort, the approval of its public report, statement or release from the other party hereto and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Each party hereto will also obtain the prior approval of the other party hereto of any press release to be issued announcing the consummation of the transactions contemplated by this Agreement; provided, however, no such press release shall be issued prior to consummation of the First Closing.

            6.7. No General Solicitation or General Advertising. In the case of each issuance of securities, including, without limitation, the Shares, Warrants, the Tranche I Notes and the Sanmina Notes, pursuant to the terms of this Agreement, each Purchaser and the Company, including any of such Purchaser's or Company's representatives, agree not to use any form of general solicitation or general advertising, including without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            6.8. Other Sales of Series B Preferred Stock. Except as contemplated by Section 3.6.1 and within the limits set forth therein, the Company shall not at any time in the future (whether before or after the Third Closing), issue, offer to sell, sell or enter into any agreement to issue or sell any shares of Series B Preferred Stock (other than the Shares contemplated hereby) to any purchaser without the consent of the Purchaser Representative. The participation rights described in Section 3.6.1 shall be honored by increasing (to the extent necessary) the number of securities to be sold hereunder, and not by reducing any Purchaser's allocation hereunder.

      7. Conditions to the First Closing

            7.1. Conditions to Purchasers' Obligations at the First Closing. The Purchasers' obligations to purchase the Tranche I Notes and First Issuance Warrants at the First Closing are subject to the satisfaction (or waiver by Purchaser Representative), at or prior to the First Closing, of the following conditions:

                  7.1.1. Representations and Warranties True. All of the Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the First Closing Date as if then made. Each of the representations and warranties that contain an express materiality qualification or are qualified by "Material Adverse Effect" shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the First Closing Date as if then made. In either case, any representation or warranty made as of a specific date shall be true and correct as of such specific date.

                  7.1.2. Performance of Obligations. The Company shall have performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the First Closing.

                  7.1.3. Consents, Permits, and Waivers. On or prior to the First Closing Date, Purchasers and the Company shall have obtained the consents necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Documents from Silicon Valley Bank, Commercial Finance Division and Sanmina. Purchasers shall also have received reasonable assurances from NASDAQ that it will not object to the submission of the Shareholder Proposals to the Company's stockholders or to the consummation of the transactions contemplated hereby.

                  7.1.4. Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or other Governmental Authority and not rescinded or overturned. No litigation instituted by any governmental body or other regulatory authority shall be pending to restrain or invalidate any material part of the transactions contemplated by this Agreement.

                  7.1.5. Absence of Material Adverse Change. There shall not have occurred after the date hereof any material adverse change in the business, properties, results of operation, financial condition or prospects of the Company and its Subsidiaries taken as a whole.

                  7.1.6. Voting Agreements. The Company shall have delivered to Purchasers Voting Agreements covering 1,312,479 shares (17.91%) of outstanding Common Stock and a majority of the shares of outstanding Series A Preferred Stock.

                  7.1.7. Termination of Agreements. The agreements set forth on
Schedule 7.1.7 shall have been terminated by the parties thereto and the Company released from all obligations thereunder.

                  7.1.8. Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President and the Chief Financial Officer of the Company, dated as of the First Closing Date, to the effect that the conditions specified in Sections 7.1.1 through 7.1.7 have been satisfied.

                  7.1.9. Legal Opinion. Purchasers shall have received from Latham & Watkins LLP an opinion addressed to it, dated as of the First Closing date, covering the matters set forth in Exhibit H and otherwise in form and substance satisfactory to Purchaser Representative.

            7.2. Conditions to Obligations of the Company. The Company's obligation to issue and sell the Tranche I Notes and First Issuance Warrants at the First Closing is subject to the satisfaction (or waiver by the Company), on or prior to the First Closing, of the following conditions:

                  7.2.1. Representations and Warranties True. All of the Purchaser's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the First Closing Date as if then made. Each of the representations and warranties that contain an express materiality qualification or are qualified by "Material Adverse Effect" shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the First Closing Date as if then made. In either case, any representation or warranty made as of a specific date shall be true and correct as of such specific date.

                  7.2.2. Performance of Obligations. Purchasers shall have performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the First Closing.

                  7.2.3. Consents, Permits, and Waivers. On or prior to the First Closing Date, the Company shall have obtained the consents necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Documents from Silicon Valley Bank, Commercial Finance Division and Sanmina.

                  7.2.4. Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or other Governmental Authority.

      8. Conditions to the Sanmina Closing

            8.1. Conditions to Purchasers' Obligations at the Sanmina Closing. Purchasers' obligations to purchase the Sanmina Notes at the Sanmina Closing is subject to the satisfaction (or waiver by Purchaser Representative), at or prior to the Sanmina Closing, of the following conditions:

                  8.1.1. Stockholder Approval. On or prior to the Sanmina Closing Date, the Shareholder Proposals shall have been approved by the affirmative vote of the holders a majority of the each class of capital stock of the Company represented and voting on such matters (the "REQUISITE VOTE").

                  8.1.2. Sanmina Deliveries. Sanmina and Sanmina ULC shall have executed and delivered to the Purchasers an assignment of their rights to payment and security under the Settlement Agreement and related Sanmina Security Agreement in form and substance reasonably acceptable to the Purchasers;

                   8.1.3. Sanmina Release. Sanmina and Sanmina ULC shall have executed and delivered to the Purchasers a release of the Purchasers and the Company from all claims arising out of the Settlement Agreement and related Sanmina Security Agreement, signed by Sanmina and Sanmina ULC, the form of which shall be reasonably acceptable to the Purchasers and the Company.

                  8.1.4. Legal Opinion. Purchasers shall have received from Latham & Watkins LLP an opinion addressed to it, dated as of the Sanmina Closing date, covering the matters set forth in Exhibit L and otherwise in form and substance satisfactory to Purchaser Representative.

            8.2. Conditions to the Company's Obligations at the Sanmina Closing.

                  8.2.1. Delivery of Release. Sanmina shall have executed and delivered to the Company a release of the Company from all claims arising out of the Settlement Agreement and related Sanmina Security Agreement, signed by Sanmina and Sanmina ULC and in form and substance reasonably acceptable to the Company.

      9. Conditions to the Third Closing.

            9.1. Conditions to Purchasers' Obligations at the Third Closing. Purchasers' obligations to purchase the Third Issuance Shares at the Third Closing are subject to the satisfaction (or waiver by Purchaser Representative), at or prior to the Third Closing, of the following conditions:

                  9.1.1. Representations and Warranties True. All of the Company's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the First Closing Date as if then made. In the reasonable discretion of Purchaser's based on their ongoing due diligence investigation of the Company, each of the representations and warranties that contain an express materiality qualification or are qualified by "Material Adverse Effect" shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the First Closing Date as if then made. In either case, any representation or warranty made as of a specific date shall be true and correct as of such specific date.

                  9.1.2. Performance of Obligations. The Company shall have performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the Third Closing.

                  9.1.3. Consents, Permits, and Waivers. On or prior to the Third Closing Date, Purchasers and the Company shall have obtained any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Documents (except for such as may be properly obtained subsequent to the Third Closing) unless the failure to obtain such consents, permits or waivers is a result of a breach by Purchasers.

                  9.1.4. Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or other Governmental Authority and not rescinded or overturned. No litigation instituted by any governmental body or other regulatory authority shall be pending to restrain or invalidate any material part of the transactions contemplated by this Agreement.

                  9.1.5. Absence of Material Adverse Change. There shall not have occurred after the date hereof any material adverse change in the business, properties, results of operation, financial condition or prospects of the Company and its Subsidiaries taken as a whole. For purposes of the foregoing, a mere change in the trading value of the Company's common stock or change in the Company's listing from Nasdaq NM to Nasdaq SmallCap shall not be deemed a material adverse change.

                  9.1.6. Stockholder Approval. On or prior to the Third Closing Date, the Shareholder Proposals shall have been approved by the affirmative vote of the holders a majority of the each class of capital stock of the Company represented and voting on such matters (the "REQUISITE VOTE").

                  9.1.7. Certificate of Designation. The Certificate of Designation and the Certificate Amendments shall have been duly filed with the Secretary of State of the State of Delaware.

                  9.1.8. Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President and the Chief Financial

Officer of the Company, dated as of the Third Closing Date, to the effect that the conditions specified in Sections 9.1.1 through 9.1.7 have been satisfied.

                  9.1.9. Sanmina Closing. The Sanmina Closing shall have occurred as described herein.

                  9.1.10. Legal Opinion. Purchasers shall have received from Latham & Watkins LLP an opinion addressed to it, dated as of the Third Closing Date, covering the matters set forth in Exhibit K and otherwise in form and substance satisfactory to Purchaser Representative.

                  9.1.11. Purchaser Comfort. Purchasers shall have determined, in their reasonable and good faith discretion, that the conditions set forth in
Section 9.1.1 have been fulfilled.

            9.2. Conditions to Obligations of the Company. The Company's obligation to issue and sell the Third Issuance Shares at the Third Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Third Closing, of the following conditions:

                  9.2.1. Representations and Warranties True. All of the Purchaser's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the First Closing Date as if then made. Each of the representations and warranties that contain an express materiality qualification or are qualified by "Material Adverse Effect" shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the First Closing Date as if then made. In either case, any representation or warranty made as of a specific date shall be true and correct as of such specific date.

                  9.2.2. Performance of Obligations. Purchasers shall have performed in all material respects all covenants and obligations herein required to be performed or observed by it on or prior to the Third Closing.

                  9.2.3. Absence of Restraint. No order to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby shall have been entered by any court or other Governmental Authority.

                  9.2.4. Stockholder Approval. On or prior to the Third Closing Date, the Shareholder Proposals shall have been approved by the Requisite Vote of the Company's stockholders.

      10. Termination.

            10.1. Termination. The obligations of the parties contained herein relating to the sale and purchase of the Third Issuance Shares (the "THIRD ISSUANCE AGREEMENTS") may be terminated at any time prior to the Third Closing
Date:

                  10.1.1. By mutual agreement of the Company and Purchaser Representative;

                  10.1.2. By either the Company or Purchaser Representative if:

                        (a) the Third Closing shall not have been consummated by July 31, 2003 (such date being referred to as the "Expiration Date"); provided, however, that if the Third Closing shall not have been consummated by the Expiration Date due primarily to delays in receiving clearance of the Proxy Statement from the SEC despite the good faith efforts of the Company to file the Proxy Statement and amendments thereto on a timely basis and obtain such clearance, then the Expiration Date shall be extended to September 30, 2003, and provided further that no party may terminate this Agreement under this Section 10.1.2(a) if the failure to consummate the Third Closing is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any obligation required to be performed by such party at or prior to the Third Closing Date;

                        (b) the Requisite Vote of the Company's stockholders shall not have been obtained at the Stockholders Meeting duly convened and finally adjourned; or

                        (c) any Governmental Authority shall have issued an injunction, order or decree (a "RESTRAINT") or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such Restraint or other action shall become final and non-appealable, provided the party seeking to terminate this Agreement shall have used its best efforts to prevent entry of and to remove such Restraint.

         Notwithstanding the foregoing, the Expiration Date shall in no event be extended beyond the expiration date of that certain letter agreement dated as of March 12, 2003, from Sanmina to the Purchasers relating to the Sanmina Purchase, unless (and only to the extent) the Purchaser Representative specifies to the contrary by written notice to the Company.

                  10.1.3. By Purchaser Representative if:

                        (a) the Board (i) shall have failed to recommend, or shall have withdrawn, modified or changed in a manner adverse to any Purchaser its approval or recommendation, of the Transaction Documents, the Purchaser Acquisitions or the other transactions contemplated thereby, or the Board or any committee thereof shall have resolved to take any of the foregoing actions, (ii) shall have submitted or recommended to the stockholders of the Company or shall have approved a Transaction Proposal,
      (iii) shall have accepted or recommended to its stockholders a Superior Proposal, or (iv) shall have publicly announced its intention to do any of the foregoing;

                        (b) the Company shall have breached or failed to perform in any material respect any of its representations or warranties (with respect to materiality, in a manner such that the condition in Section 7.1.1 or 9.1.1 would not be satisfied), or covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within five days after the giving of written notice to the Company of such breach and which, as a result of such breach, considered either individually or in the aggregate, any condition to Purchasers' obligations to consummate the First Closing or the Third Closing set forth in Section 7.1 or 9.1 would not at that time be satisfied (a "COMPANY MATERIAL BREACH") (provided that Purchasers are not then in Purchaser Material Breach (as defined below) of any representation, warranty, covenant or other agreement contained in this Agreement); or

                        (c) the Company shall have breached or failed to perform in any respect any of its obligations under Section 5.5; provided the Company shall be deemed to have breached its obligations under Section 5.5 if any Affiliated Person of the Company, or any Representative of the Company and its Affiliated Persons, shall have engaged in any activities prohibited by Section 5.5.

                  10.1.4. By the Company, if (i) Purchasers shall have breached or failed to perform in any material respect any of their representations or warranties (with respect to materiality, in a manner such that the condition in Section 7.2.1 or 9.2.1 would not be satisfied), or covenants or other agreements contained in this Agreement, which breach or failure to perform cannot be or has not been cured within five days after the giving of written notice to Purchasers of such breach and which, as a result of such breach, considered either individually or in the aggregate, any condition to the Company's obligations to consummate the Sanmina Closing, the First Closing or the Third Closing would not at that time be satisfied (a "PURCHASER MATERIAL BREACH") (provided that the Company is not then in Company Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement), or (ii) the Board shall have withdrawn or modified in a manner adverse to any Purchaser the Board's approval of the Transaction Documents or (iii) the Board has accepted a Superior Proposal in accordance with the provisions of Section 5.5 hereof.

            10.2. Effect of Termination. In the event of the termination of the Third Issuance Agreements pursuant to Section 10.1, the Third Issuance Agreements shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except as set forth in Section 11. Notwithstanding the foregoing, nothing in this Section 10.2 or in Section 11 shall relieve any party to this Agreement of liability for fraud in connection with this Agreement.

      11. Fees and Expenses.

            11.1. Except as contemplated by Section 10.2, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

            11.2. At the First Closing and the Third Closing (or upon termination of this Agreement by the Company or Purchaser Representative under
Section 10.1.2 or by the Purchaser Representative under Section 10.1.3, other than a termination by the Company under 10.1.2(a) if the failure to close by the Expiration Date arises primarily out of a Purchaser Material Breach), the Company shall pay from the proceeds of the sale of the Tranche I Notes or the Third Issuance Shares (as applicable) the reasonable fees and expenses of Irell & Manella LLP as counsel to Purchasers and of FTI Consulting; provided that the Company's payments under this Section 11.2 combined shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, of which no more than $125,000 shall be payable at the First Closing, provided that remaining payments at the Third Closing (or upon the termination described above) may include any costs incurred prior to the First Closing to the extent not covered by the first $125,000; provided, the Purchaser Representative shall provide the Company with copies of statements from Irell & Manella LLP prior to the Third Closing. Further, the $20,000 paid to FTI Consulting prior to the date hereof shall apply toward such payments. In connection with the First Closing and the Third Closing, Purchasers may remit payment for such fees directly to Irell & Manella LLP and FTI Consulting, and such remittance shall constitute payment to the Company for purposes of satisfying such Purchasers' payment obligations to the Company at such Closing.

      12. Miscellaneous.

            12.1. Purchaser Representative. Each Purchaser hereby irrevocably appoints Henry Sweetbaum as agent and attorney-in-fact (the "PURCHASER REPRESENTATIVE") for each such Purchaser, for and on behalf of the Purchasers, to give and receive notices and communications, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of this Agreement, comply with orders of courts and awards of arbitrators with respect to such any claims under this Agreement, and to take all actions necessary or appropriate in the judgment of the Purchaser Representative for the accomplishment of the foregoing. Each of the Purchasers acknowledges and agrees that this appointment and power of attorney is irrevocable during the term of this Agreement and is coupled with an interest; provided, however, that such agency may be changed by the Purchasers from time to time upon not less than five (5) days prior written notice to Company; provided, further, that the Purchaser Representative may not be removed unless Purchasers that are allocated two-thirds of the Shares to be acquired hereunder agree to such removal and to the identity of the substituted Purchaser Representative. Any vacancy in the position of Purchaser Representative may be filled by approval of the holders of a majority in interest of the Shares to be acquired hereunder. No bond shall be required of the Purchaser Representative, and the Purchaser Representative shall not receive compensation for his services other than compensation (if any) paid to Purchaser Representative by the Purchasers which the Purchasers have separately agreed to provide to Purchaser Representative. Notices or communications to or from the Purchaser Representative shall constitute notice to or from each of the Purchasers.

            12.2. Survival of Representations, Warranties and Agreement. Notwithstanding any investigation made by any party to this Agreement, the representations and warranties made by the Company and Purchaser in connection with the First Closing and the Third Closing shall survive the First Closing and Third Closing, respectively, for a period of 18 months (other than the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.4.1, 3.4.2(iii), 3.5 and 3.6, which shall survive indefinitely or, if applicable, for the period ending 90 days after the expiration of the applicable statute of limitations), and shall thereafter be of no further force or effect, except in the case of fraud in connection with this Agreement. All covenants and agreements contained in this Agreement (except to the extent the Third Issuance Agreements are terminated pursuant to Section 10) shall survive the First Closing Date and Third Closing Date in accordance with their terms.

            12.3. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as follows:

                  if to the Company, to:

                       Novatel Wireless, Inc.
                       9360 Towne Centre Drive, Suite 110
                       San Diego, CA  92121
                       Attention: Patrick Waters, Esq., General Counsel, and
                                  Peter Leparulo, Chief Executive Officer

                  with a copy so mailed to:

                       Latham & Watkins LLP
                       633 West Fifth Street, Suite 4000
                       Los Angeles, CA 90071-2007
                       Attention: J. Scott Hodgkins, Esq.

                  if to any Purchaser to the address set forth for such
                       Purchaser on the signature pages hereto;

                  with a copy so mailed to:

                       Irell & Manella LLP
                       1800 Avenue of the Stars, Suite 900
                       Los Angeles, CA  90067
                       Attention:  Alvin G. Segel, Esq.

            12.4. Force Majeure. In addition to the foregoing, no party shall be deemed to have breached this Agreement solely by reason of delay or failure in performance resulting from any cause, condition or event beyond the reasonable control of the Company, including, but not limited to, acts of God, fire, flood, war (or significant terrorist activity), government action (including eminent domain), accident, or inability to obtain material, utilities, equipment or transportation (any such cause, condition or event a "FORCE MAJEURE EVENT"). The parties agree to cooperate in an attempt to overcome such Force Majeure Event and consummate the transactions contemplated by this Agreement, but, if either party reasonably believes that its interests would be materially and adversely affected by proceeding, such party shall be entitled to terminate this Agreement.

            12.5. Assignability and Enforceability. This Agreement shall be binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights, benefits or obligations under this Agreement to any person without the prior written consent of the other party (which shall not be unreasonably withheld); provided, however, that any Purchaser may assign its rights or obligations to purchase any securities under this Agreement, without the prior consent of the Company, to any other Purchaser or to any affiliate of any Purchaser (or any fund or account managed by any Purchaser) that is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, provided that the assignee executes an assumption agreement reasonably satisfactory to the Company pursuant to which it shall make the representations and warranties set forth in Section 4 hereof. No such assignment shall relieve the Purchasers of their obligations under this Agreement.

            12.6. Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall be construed as a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. No provision of this Agreement shall be deemed waived by a course of conduct including the act of closing unless such waiver is in writing signed by all parties and stating specifically that it was intended to modify this Agreement.

            12.7. Entire Agreement. This Agreement and the other Transaction Documents, including the Schedules and Exhibits and any agreements or documents referred to herein or therein or executed contemporaneously herewith or therewith, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

            12.8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            12.9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

            12.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the choice of law provisions thereof.

            12.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

      13. Note Agent.

            13.1. Appointment. With respect to the Tranche I Notes and the Sanmina Notes, each Purchaser hereby irrevocably appoints PS Capital LLC as agent and attorney-in-fact (the "AGENT"), for and on behalf of each such Purchaser, and Agent is irrevocably authorized and empowered to (i) enter into the security agreement with respect to the Tranche I Notes ("TRANCHE I SECURITY AGREEMENT") for the pro rata benefit of holders of the Tranche I Notes ("TRANCHE I HOLDERS") and enter into the security agreement with respect to the Sanmina Notes ("SANMINA SECURITY AGREEMENT") for the pro rata benefit of holders of the Sanmina Notes ("SANMINA HOLDERS"); hold the Collateral as defined in the Tranche I Security Agreement ("TRANCHE I COLLATERAL") for the pro rata benefit of the Tranche I Holders, and to hold the Collateral (as defined in the Sanmina Security Agreement ("SANMINA COLLATERAL")) for the pro rata benefit of the Sanmina Holders; (ii) exercise such authority, rights, powers, and duties hereunder as specifically are delegated to and accepted by the Agent hereunder; and (iii) take such other action in connection with the foregoing as the Tranche I Holders and the Sanmina Holders, respectively, may from time to time direct in accordance with the terms and conditions of this Agreement, the Tranche I Notes and the Tranche I Security Agreement, and the Sanmina Notes and the Sanmina Security Agreement, respectively. (For purposes of this Section 13: each of the Tranche I Holders and the Sanmina Holders shall be referred to as a "HOLDER"; each of the Tranche I Collateral and the Sanmina Collateral shall be referred to as the "COLLATERAL"; each of the Tranche I Notes and the Sanmina Notes shall be referred to as a "NOTE"; each of the Tranche I Security Agreement and the Sanmina Security Agreement shall be referred to as a "SECURITY AGREEMENT"; and, "REQUIRED HOLDERS" shall mean, with respect to either the Tranche I Notes or the Sanmina Notes, at any time, holders of such Notes having more than 50% of the outstanding unpaid principal amounts thereunder.) PS Capital LLC hereby accepts its appointment as Agent with respect to the Notes, the Collateral and the Security Agreements and agrees to perform the duties of the Agent specified herein, and therein, respectively and to exercise the powers granted hereby and thereby, in either case in accordance with the terms hereof or thereof, as the case may be.

            13.2. Fees. Each Holder severally agrees to pay or cause to be paid the Agent its pro rata share (based on the relative percentage of the Notes held by such Holder) of all the fees, costs and expenses incurred in good faith by the Agent (including, without limitation, the fees and disbursements of its counsel and other advisers as the Agent reasonably elects to retain) (i) arising in connection with this Agreement, the Notes and the Security Agreements, in connection with the administration of the Collateral, the sale or other disposition thereof pursuant to the Security Agreements and the preservation, protection or defense of the Holders' rights under the Notes and the Agent's rights under the Security Agreements and in and to the Collateral or (ii) incurred in good faith by the Agent in connection with the resignation or removal of the Agent pursuant to Section 13.12.

            13.3. Duties, Powers and Rights of the Agent.

                  13.3.1. Specific Duties of the Agent. The Agent shall have the following duties:

                        (a) upon the receipt by it of instructions from the Required Holders (as defined below), execute and deliver on behalf of the Holders such documents as the Required Holders shall deem necessary or appropriate and provide to the Agent from time to time to maintain the perfection of any lien in, to or upon the Collateral or any portion thereof, that has been, are or will be granted in favor of the Agent pursuant to the Security Agreements;

                        (b) accept, on behalf of the Holders, any part of the Collateral delivered to it, including, without limitation, any certificated securities, instruments and documents, and execute and deliver, on behalf of the Holders, such documents or instruments as the Required Holders deem necessary or appropriate and provide to the Agent to evidence the creation of any lien with respect thereto and to perfect such lien;

                        (c) upon the receipt by it of written instructions executed by the Required Holders, release the Collateral or any portion thereof from any liens thereon that were created pursuant to the Security Agreements;

                        (d) furnish to the Holders, promptly upon receipt thereof, duplicates of all reports, notices, requests, demands, certificates and other documents received by it under this Agreement, the Notes, the Security Agreements or other documents provided for herein or therein;

                        (e) provide to the Holders a copy of all written notices received from the Company with respect to any capital stock or securities that constitute Collateral and, upon receipt by it of written instructions of the Holders, exercise all rights and powers determined by the Required Holders that are appurtenant to any such capital stock or securities that become a part of the Collateral, including, without limitation, the right to vote stock, to receive dividends or other distributions, and to grant or refrain from granting any consent or waiver, all in accordance with such written instructions;

                        (f) inform the Holders in writing of the existence of any Default or Event of Default (as defined in the Notes) promptly upon learning of the same; provided, however, that the Agent shall not be deemed to have any knowledge whatsoever of any Default or Event of Default unless the Agent has actually received written notice stating that a Default or an Event of Default has occurred from any of the Holders or the Company;

                        (g) upon receipt by it of written instructions of the Required Holders, take those actions determined by the Required Holders as necessary to protect and preserve the Collateral and realize on and foreclose upon the Collateral, including, without limitation, initiating and defending any and all actions or proceedings that may be brought affecting any of the Collateral or any portion thereof or otherwise pursue any remedies available to any Holder or to it in respect of the Collateral or any portion thereof, which actions may include, without limitation, initiating and conducting any public or private sale or pursuing any other actions or remedies relating to the Collateral or any portion thereof; provided, however, that the Agent shall be under no obligation to exercise any of its rights and powers under this Section 13 unless it shall have received security and indemnity satisfactory to it against any loss, liability or expense;

                        (h) provide, at the written direction of the Required Holders, notices required by the Notes (including notices of default) or the Security Agreements, or by law, to the Company, or any other party entitled thereto, in order to take any actions required or authorized to be taken under this Agreement or specified in written instructions of the Required Holders;

                        (i) receive any and all amounts of any kind paid pursuant to the Security Agreements and receive proceeds of the Collateral subsequent to an Event of Default and apply such amounts or proceeds as specified in Section 13.11;

                        (j) at the written direction of the Required Holders,
      (x) deliver notices requiring repayment of all or any portion of the principal amount of the Notes or declaring the Notes due and payable, (y) commence and prosecute any action against the Company in connection with any default pursuant to the Notes or the Security Agreements and otherwise enforce the rights of the Holders pursuant to the Notes and the Security Agreements, and (z) agree to waivers or amendments with respect to the Notes or the Security Agreements; and

                        (k) take, or refrain from taking, such other actions (but only such actions that are set forth in this Agreement) as the Required Holders shall from time to time direct by written instruction; provided, however, that the Agent may, in its sole discretion, refrain from taking such action (other than an action required or necessary to discharge any duty under Section 13.12 below) if the taking of such action would expose it to liability, financial or otherwise for which it does not receive adequate protection.

                  13.3.2. Duties Limited.

                        (a) The Agent shall be obligated to perform such duties and only such duties as specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Agent, and the Agent shall be obliged to take any actions or exercise any rights, powers or remedies which are discretionary with the Agent under this Agreement only as may be specified in a written notice from the Required Holders; provided, however, that the Agent shall not take any actions specified in a written notice if the provisions of this Agreement expressly prohibit such action. Except as expressly provided herein or in the Notes or the Security Agreements, the Agent shall not have any duty or obligation, express or implied, to:

            (i) manage, control, use, maintain, sell, dispose of, purchase, bid for or otherwise deal with the Collateral or any portion thereof, or to otherwise take or refrain from taking any action under, or in connection with this Agreement, the Notes or any Security Agreement, except to the extent required by law;

            (ii) take any action that relates to, materially affects, or impairs the amounts that the Holders may recover from disposition of the Collateral, including, without limitation, any election or waiver of remedies available under the Security Agreements, or with respect to the Collateral or the manner of foreclosure upon the same; any determination of the order and timing of foreclosure upon any portion of the Collateral or of the amount of any credit bid to be entered at any public or private, judicial, or nonjudicial sale of the Collateral; the pursuit of any remedies against the Company or any of its Subsidiaries following the completion of foreclosure upon the Collateral; the compromise or settlement of any claims against the Company or any of its Subsidiaries, including without limitation the conduct of any negotiations relating to the same or with a view toward the termination of any pending foreclosure proceedings;

            (iii) obtain or maintain insurance on the Collateral or any other insurance;

            (iv) pay or discharge any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Collateral;

            (v) take any action or omit to take any action provided for in the Security Agreements;

            (vi)  advance any monies for any purpose; or

            (vii) except at the specific direction of the Required Holders, record or file the Security Agreements, any other document or any other instrument provided to it referred to herein or therein with respect to any lien.

                        (b) In addition to and not in limitation of the provisions of Section 13.3.2(a), under no circumstances shall the Agent have any duty or obligation to take any actions hereunder other than those under Section 13.12, even if instructed to do so by the Required Holders or if expressly set forth herein, if the Agent determines, in its sole and absolute discretion, that such actions would subject it to liability or expense for which satisfactory indemnity to the Agent has not been provided hereunder or otherwise.

                        (c) Except as otherwise provided herein, the Agent shall have no obligation or liability in respect of the recording, rerecording, filing or refiling of any instruments, documents, financing statements or continuation statements or to take any other action hereunder with respect to the security interests created pursuant to the Security Agreements, and the Agent shall have no obligation to monitor the status of the security interests as a perfected security interest created hereunder or under the Security Agreements.

            13.4. Specific Powers of the Agent. In addition to all powers necessary, appropriate, desirable or incidental to the Agent's performance of the specific duties set forth in Section 13.3.1, the Agent is hereby empowered and authorized to do, in its sole and absolute discretion, any and all of the following in connection with its performance of such duties; provided, however, that in no event shall it have any obligation to do so:

                  13.4.1. establish bank accounts in its name with the right to be the only party authorized to draw from such account or accounts;

                  13.4.2. employ such persons, firms or professionals as it shall reasonably deem appropriate or desirable in connection with the performance of its duties hereunder, including, without limitation, appraisers, auctioneers, stockbrokers, custodians of securities, fiduciaries, commercial banks, investment banks, accountants and attorneys; and

                  13.4.3. execute and deliver, as Agent and on behalf of the Required Holders, any agreements, escrow instructions, bills of sale, applications or any other documents related to or in any way connected with any disposition of the Collateral, or any portion thereof, permitted under this Agreement or directed by the Required Holders in accordance with the terms hereof; provided, however, that in the event it is unwilling or unable for any reason to execute and deliver such documents, then it promptly shall notify the Holders of such unwillingness or inability and shall request execution and delivery of such documents by the Holders.

            13.5. Written Instructions. Any written request or written instructions required or permitted to be given hereunder to the Agent with respect to the Notes or the Security Agreements shall be given exclusively by the Required Holders with respect to such Notes. In the event that the Agent receives written instructions from the Required Holders that the Agent determines, in its sole and absolute discretion, to be ambiguous, inconsistent, in conflict with other instructions previously received or otherwise insufficient to direct the actions of the Agent, then the Agent shall have no obligation whatsoever to take or refrain from taking any action pursuant to such written instructions, but shall instead do the following:

                  13.5.1. First, seek additional written instructions from the Required Holders reasonably satisfactory to it; or

                  13.5.2. Second, if the Agent is reasonably dissatisfied with the further instructions or does not receive further instructions pursuant to
Section 13.5.1, resign as Agent in accordance with this Agreement.

The Agent shall not be liable to any party hereto (or any Person claiming by, through or under such party) by reason of its actions under this Section 13.5.

            13.6. Reliance. In acting with respect to this Agreement, the Notes or the Security Agreements, the Agent shall be entitled to rely conclusively:

                  13.6.1. on any communication reasonably believed by it to be genuine and to have been made, sent or signed by the Person by whom it purports to have been made, sent or signed;

                  13.6.2. as to any matters of fact that might reasonably be expected to be within the knowledge of the Holders or the Company, on a certificate signed by or on behalf of any of the Holders or the Company;

                  13.6.3. on the advice or services of any persons, firms or professionals employed by it pursuant to Section 13.4.2 and rely upon the opinions and statements of any professional advisor so employed; and

                  13.6.4. on any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it reasonably believes to be genuine and to have been signed or presented by the proper person or, in the case of cables, facsimile transmissions, telecopies and telexes, to have been sent by the proper person.

      The Agent shall not be liable to any party hereto for any consequence of any such relying, acting, or refraining to act. Nothing in this Section 13.6 shall impair the right of the Agent in its discretion to take or omit to take any action that the Agent deems proper to take or omit to take if such action or omission is not inconsistent with any notice or direction from the Holders; provided, that the Agent shall not be under any obligation to take any action that is discretionary with the Agent under this Agreement, the Notes or the Security Agreements except as may be specified in a written notice from the Required Holders.

            13.7. No Responsibility. The Agent does not assume any responsibility for:

                  13.7.1. any failure or delay in performance or breach by the Company or its Subsidiaries of any of their respective obligations under this Agreement, the Notes or the Security Agreements;

                  13.7.2. the truth or accuracy of any representation or warranty or statement given or made in connection with this Agreement or the Security Agreements;

                  13.7.3. the legality, validity, effectiveness, adequacy or enforceability of this Agreement, the Notes or the Security Agreements; or

                  13.7.4. the validity, enforceability or sufficiency of any agreement or instrument or any depreciation or diminution in the value of any Collateral or income thereon.

      As to any event or occurrence in which neither the Agent nor any Person acting on its behalf is a participant, the Agent shall be conclusively presumed to have no knowledge of such event or occurrence, absent gross negligence or willful misconduct, except to the extent that Agent shall have received a written notice from any of the Holders or the Company with respect thereto.

            13.8. Agent Protected. The Agent shall be protected fully in acting or refraining to act upon any certificate, statement, instrument, opinion, report, notice, request, consent, order, bond or paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Agent may consult with legal counsel with significant experience in transactions of the type contemplated by this Agreement, and the advice of such counsel, promptly confirmed in writing, shall constitute full and complete protection in respect of any action taken, suffered or omitted by it under this Agreement, the Notes and the Security Agreements in good faith and in accordance with such advice of counsel. The Agent may execute any of its powers hereunder or perform any duties hereunder either directly or through agents, attorneys or custodians, and the Agent shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney or custodian appointed with due care by it hereunder; provided, however, that as between the other parties hereto and the Agent, all such powers and duties are those of the Agent as provided hereunder.

            13.9. Limitation on Liability. The Agent may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct. The Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Section 13.

            13.10. Liability for Money and Interest. The Agent shall not be liable for any interest or any money received by it except as the Agent may agree in writing. Money held in trust by the Agent need not be segregated from other funds except as required by law.

            13.11. Application of Proceeds of Collateral. The receipt of any amounts on behalf of the Holders under the Notes, the Security Agreements or otherwise with respect to the Collateral and the proceeds of any sale, enforcement or other disposition of any of the Collateral or any other distribution in respect of the Collateral shall be applied by the Holders and the Agent first, to the payment of all proper costs incurred by the Agent in the collection thereof (including stamp or other taxes in respect of the transfer or sale of any Collateral and the reasonable compensation, expenses and the disbursements of the Agent and its counselors) and then in with the provisions of the applicable Security Agreement; provided, however, any amounts to be applied in satisfaction of the principal and interest due pursuant to the Notes shall be paid pro rata to the Holders thereof based on the proportion of the aggregate principal amount of such Notes held by each such Holder.

            13.12. Resignation Or Removal Of Agent. The Agent may, by written notice to the Holders, at any time resign its agency under this Section 13. The Required Holders may remove the Agent by written notice to the Agent. No such resignation or removal shall become effective, unless and until a successor Agent under this Agreement is appointed and has accepted the appointment, with such successor Agent to be appointed by the Required Holders; provided, however, that if no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation or after notice to the retiring Agent of the retiring Agent's removal, as the case may be, then the retiring Agent may apply to any court of competent jurisdiction, at the expense of the Holders, to appoint a successor Agent to act until such time as a successor shall have been appointed by the Holders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from any further duties and obligations under this Agreement except the duty to execute and deliver any documents necessary to vest or confirm the vesting of such rights, powers, privileges, and duties in such successor Agent and to deliver possession of any Collateral in the possession of such retiring Agent to such successor Agent. After the retiring Agent's resignation or removal hereunder as Agent, each reference herein to a place for giving of notice or deliveries to the Agent shall be deemed to refer to the principal office of the successor Agent or such other office of the successor Agent as it may specify to each party hereto.

            13.13. Indemnification. The Holders severally agree to pay, indemnify and hold the Agent and each director, officer, employee, agent, bailee or other person acting on behalf of the Agent, and each stockholder of any thereof, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and disbursements of counsel and other advisers) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of its obligations pursuant to this Section 13, including, without limitation, any amendment hereto, or to the Security Agreements or the Notes, or in connection with the transactions contemplated by this Agreement, the Security Agreements and the Notes (including arising from the ordinary negligence of the person seeking indemnification), unless arising from the gross negligence or willful misconduct of the person seeking indemnification.

            13.14. Amendments and Waivers. Notwithstanding Section 12.6, any terms of this Section 13 may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Agent and the Required Holders; provided, however, no such amendment shall increase the liability of the Company or impose additional obligations on the Company without the written consent of the Company.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                       "COMPANY"
                                       Novatel Wireless, Inc.


                                       By: /s/  Peter Leparulo
                                           ------------------------------------
                                           Chief Executive Officer

"PURCHASER"

                                                                      SANMINA TRANCHE
                                                       TRANCHE I      PERCENTAGE AND        TRANCHE III
PRINTED NAME OF PURCHASER:                              AMOUNT           AMOUNT               AMOUNT
--------------------------                              ------           ------               ------
BAY INVESTMENTS LIMITED                                $ 400,000               33.33%         $ 683,333

By:    /s/  H.J. Pudwill                                                   $ 916,667
       -------------------------------------------
Title: Director

Address:    Suite 1806, 18/F Central Plaza
            18 Harbour Road
            WanChai,
            Hong Kong


                          SIGNATURE PAGE TO SECURITIES
                               PURCHASE AGREEMENT

"PURCHASER"

                                                                      SANMINA TRANCHE
                                                       TRANCHE I      PERCENTAGE AND        TRANCHE III
PRINTED NAME OF PURCHASER:                              AMOUNT            AMOUNT               AMOUNT
--------------------------                              ------            ------               ------
MUTUAL TRUST MANAGEMENT (BERMUDA)
LIMITED AS TRUSTEE OF SOFAER FUNDS/
GLOBAL HEDGE FUND                                      $ 400,000               21.82%         $ 447,272

By:    /s/  Michael Sofaer                                                 $ 600,000
       -------------------------------------------
Title: Authorised signatory of Sofaer Capital Inc.
       Authorised Investment Adviser

Address:    Hemisphere House
            9 Church Street
            P.O. Box HM 951
            Hamilton HM DX, Bermuda


                          SIGNATURE PAGE TO SECURITIES
                               PURCHASE AGREEMENT

"PURCHASER"

                                                                      SANMINA TRANCHE
                                                       TRANCHE I      PERCENTAGE AND        TRANCHE III
PRINTED NAME OF PURCHASER:                              AMOUNT           AMOUNT               AMOUNT
--------------------------                              ------           ------               ------
RIT CAPITAL PARTNERS PLC.                                     --               11.52%         $ 236,061

By:    /s/ Michael Sofaer                                                  $ 316,667
       -------------------------------------------
Title: Authorised signatory of Sofaer Capital Inc.
       Authorised Investment Adviser

Address:    Spencer House
            27 St James' Place
            London
            SW1A 1NR

                          SIGNATURE PAGE TO SECURITIES
                               PURCHASE AGREEMENT

"PURCHASER"

                                                                      SANMINA TRANCHE
                                                       TRANCHE I      PERCENTAGE AND        TRANCHE III
PRINTED NAME OF PURCHASER:                              AMOUNT           AMOUNT               AMOUNT
                                                        ------           ------               ------
SOEN YONG LEE                                          $ 100,000                8.33%         $ 170,833

By:    /s/ Soen Yong Lee                                                   $ 229,167
       -------------------------------------------

Address:    # 25 - 8, Sangdo 2 - Dong
            Dongjak - Gu
            Seoul ,Korea  156-03


                          SIGNATURE PAGE TO SECURITIES
                               PURCHASE AGREEMENT

"PURCHASER"

                                                                      SANMINA TRANCHE
                                                       TRANCHE I      PERCENTAGE AND        TRANCHE III
PRINTED NAME OF PURCHASER:                              AMOUNT           AMOUNT               AMOUNT
                                                        ------           ------               ------
PAN INVEST & TRADE INC.                                 $ 50,000                4.17%          $ 85,417

By:    Marcu Associated SA                                                 $ 114,583
       -------------------------------------------
Name:  /s/ Bruno Sidler / Roland Steinmann

Title: Director

Address:    Pasea Estate, Road Town
            Tortola, B.V.I.

                          SIGNATURE PAGE TO SECURITIES
                               PURCHASE AGREEMENT

"PURCHASER"

                                                                      SANMINA TRANCHE
                                                       TRANCHE I      PERCENTAGE AND        TRANCHE III
PRINTED NAME OF PURCHASER:                              AMOUNT           AMOUNT               AMOUNT
                                                        ------           ------               ------
PETER LEPARULO                                         $ 10,000                  .83%          $ 17,083

By:    /s/ Peter Leparulo                                                   $ 22,917
       -------------------------------------------

Address:    9360 Towne Centre
            Suite 110
            San Diego, CA 92121


                          SIGNATURE PAGE TO SECURITIES
                               PURCHASE AGREEMENT

"PURCHASER"

                                                                      SANMINA TRANCHE
                                                       TRANCHE I      PERCENTAGE AND        TRANCHE III
PRINTED NAME OF PURCHASER:                              AMOUNT           AMOUNT               AMOUNT
                                                        ------           ------               ------
CORNERSTONE EQUITY INVESTORS, LLC                      $ 200,000               16.67%         $ 341,667

By:    /s/ Robert H. Getz                                               $ 458,333
       -------------------------------------------

Title: Managing Director

Address:    717 Fifth Avenue
            Suite 1100
            New York, NY 10022


                          SIGNATURE PAGE TO SECURITIES
                               PURCHASE AGREEMENT

"PURCHASER"

                                                                      SANMINA TRANCHE
                                                       TRANCHE I      PERCENTAGE AND        TRANCHE III
PRINTED NAME OF PURCHASER:                              AMOUNT           AMOUNT               AMOUNT
                                                        ------           ------               ------
PS CAPITAL LLC                                          $ 40,000                3.33%          $ 68,333

By:    /s/ Stanley M. Blau                                                  $ 91,667
       -------------------------------------------

Title: Managing Director

Address:    880 Fifth Ave., Suite 19A
            New York City, New York  10021


                          SIGNATURE PAGE TO SECURITIES
                               PURCHASE AGREEMENT

List of Exhibits

Exhibit A - Form of Secured Convertible Note (Tranche I)
Exhibit B - Form of Warrant
Exhibit C - Form of Sanmina Note
Exhibit D - Form of Security Agreement (Tranche I Note)
Exhibit E - Form of Certificate of Designation (Series B)
Exhibit F - Form of Security Agreement (Sanmina Note)
Exhibit G - Form of Registration Rights Agreement
Exhibit H - Form of Legal Opinion (Tranche I)
Exhibit I - Form of Voting Agreement (Common Stock)
Exhibit J - Form of Voting Agreement (Series A Preferred)
Exhibit K - Form of Legal Opinion (Tranche III)
Exhibit L - Form of Legal Opinion (Sanmina)